SECURED SUPER-PRIORITY CREDIT AGREEMENT

dated as of March 5, 2010

among

The Bankruptcy Estates of The SCO Group, Inc., a Delaware corporation and SCO Operations, Inc., a Delaware corporation, by and through Edward N. Cahn solely in his capacity as Chapter 11 Trustee,

as Borrower

and

____________________________________________,

as Lender

TABLE OF CONTENTS

List of Schedules and Exhibits

Schedule 3.05	Litigation
Schedule 3.08	Insurance
Schedule 3.10(a)	Owned Real Property
Schedule 3.10(b)	Leased Real Property
Schedule 3.11	Deposit Accounts
Schedule 4.01(g)	Material Adverse Effect
Schedule 6.01	Existing Indebtedness
Schedule 6.02	Existing Liens
Schedule 6.04	Existing Investments

Exhibit “A”	Collateral Agent Agreement
Exhibit “B”	List of Collateral
Exhibit “C”	Form of Order
Exhibit “D”	Note
Exhibit “E”	List of Security Documents and Form of Security Agreements

SECURED SUPER-PRIORITY CREDIT AGREEMENT (this “Agreement”), dated as of March 5, 2010 (the “Effective Date”), by and between the Bankruptcy Estates of The SCO Group, Inc., a Delaware corporation (“SCO Group”), and SCO Operations, Inc., a Delaware corporation (“SCO Operations”) (SCO Group and SCO Operations are sometimes collectively referred to herein as “SCO”),  by and through Edward N. Cahn, solely in his capacity as Chapter 11 trustee for the Bankruptcy Estates of SCO (“Trustee” or “Borrower”), and ____________________________________________, as Lender.  This Agreement is executed in connection with the following facts:

RECITALS:

A.           On September 14, 2007 (the “Petition Date”), SCO Group filed a voluntary petition for relief as Case No. 07-11337 (KG) and SCO Operations filed a voluntary petition for relief as Case No. 07-11338 (KG) (collectively, the “Bankruptcy Case”) under chapter 11 of the United States Code (the “Bankruptcy Code”) with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”);

B.           On August 25, 2009, the Bankruptcy Court appointed the Honorable Edward N. Cahn, retired, as Chapter 11 trustee, to operate SCO’s business and manage SCO’s property;

C.           The Borrower has requested that the Lender provide a portion of secured super-priority credit facility in a maximum amount up to $2,000,000.00 in order to fund the administrative costs of the Bankruptcy Case, including, without limitation, the payment of certain litigation costs;

D.           The Lender is willing to make available to the Borrower such post-petition loan upon the terms and subject to the conditions set forth herein;

E.           Other Lenders shall provide the remaining portions of such secured super-priority credit facility by entering into duplicate but separate versions of this Agreement with the Borrower; and

F.           The Lender shall act as collateral Agent for all of the Lenders pursuant to the terms of the Collateral Agent Agreement.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Affiliate” means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, however, that, for purposes of Section 6.07, the term “Affiliate” shall also include any Person that directly or indirectly owns 10% or more of any class of Equity Interests of the Person specified or that is an officer or director of the Person specified.

“Agent” means Seung Ni Capital Partners, L.L.C., a Utah limited liability company, acting as collateral agent on its own behalf and on behalf of the other Lenders pursuant to the terms of the Collateral Agent Agreement attached hereto as Exhibit “A”.

“Agreement” means this Agreement, as that term is defined in the preamble hereto.

“Applicable Law” means, with respect to any Person, the common law and all federal, state, local and foreign laws, rules, regulations, orders, judgments, decrees and other legal requirements or determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Bankruptcy Case” has the meaning assigned to such term in the recitals hereto.

“Bankruptcy Code” has the meaning assigned to such term in the recitals hereto.

“Bankruptcy Court” has the meaning assigned to such term in the recitals to this Agreement; provided, however, that “Bankruptcy Court” shall also mean any other court of competent jurisdiction over the Bankruptcy Case.

“Basic Interest” means interest accruing at the annual rate of fourteen percent (14%) per annum, compounded quarterly, as set forth in the Note and on the amount of the Indebtedness set forth in the Note.

“Business Day” means any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close.

“Capital Expenditures” means, for any period and with respect to any Person, all expenditures for the acquisition or leasing of fixed or capital assets or additions to equipment during such period by such Person that would be classified as capital expenditures in accordance with GAAP, but excluding any such expenditure made: (a) to restore, replace or rebuild property to the condition of such property immediately prior to any damage, loss, destruction or condemnation of such property, to the extent such expenditure is made with insurance proceeds, condemnation awards or indemnification or damage recovery proceeds relating to any such damage, loss, destruction or condemnation; or (b) with proceeds from the sale or exchange of property to the extent utilized to purchase functionally equivalent property or equipment.

“Claims” means claims, actions, causes of action, suits, debts, accounts, interests, liens, promises, warranties, damages and consequential damages, demands, agreements, bonds, bills, specialties, covenants, controversies, variances, trespasses, judgments, executions, costs, expenses or any other claims whatsoever (including, without limitation, cross-claims, counterclaims, rights of set-off and recoupment).

“Closing Date” means the date that is one (1) Business Day after the date on which the Order is issued by the Bankruptcy Court and on which the Lender shall disburse its portion of the Loan to the Borrower, but in no event shall the Closing Date occur after March 8, 2010.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all collateral and security identified on Exhibit “B” hereto and as described in any Security Document and specifically excludes all claims and causes of action  of the Estates under Chapter 5 of the Bankruptcy Code.

“Collateral Agent Agreement” means that certain Collateral Agent Agreement attached hereto as Exhibit “A” under which Agent shall act as collateral agent for all Lenders with respect to any and all Lenders’ rights in and to the Collateral.

“Commitment” means the Lender’s agreement to make a portion of the Loan, the amount of which is more particularly set forth on Exhibit “A” to the Note, as such portion of the amount of the Loan may be reduced from time to time pursuant to Section 2.06 hereof.  The maximum amount of the Loan from all Lenders, including the Lender, shall not exceed Two Million and 00/100 Dollars ($2,000,000.00), the actual and exact amount of which shall be equal to the aggregate amount of the aggregate Loan funds actually disbursed by the Lender hereunder and by the other Lenders under duplicate originals of this Agreement between such Lenders and Borrower.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Core Asset Sale” means the sale, license, transfer or other disposition (by way of merger, casualty, condemnation or otherwise) by the Borrower to any Person (other than the Borrower) of any SCO assets other than Borrower’s rights in the Litigation and the Litigation Proceeds and other than SCO’s Non-Core Assets, as defined herein.

“Credit Event” has the meaning assigned to such term in Section 4.01.

“Default” means any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

“Debtors” shall mean The SCO Group, Inc. and SCO Operations, Inc.

“Dollars” or “$“ means lawful money of the United States of America.

“Effective Date” is the date first set forth above on this Agreement.

“Entry Date” means the date of the entry of the Order.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, or any obligations convertible into or exchangeable for, or giving any Person a right, option or warrant to acquire such equity interests or such convertible or exchangeable obligations.

“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means: (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ER1SA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan; (e) the receipt by the Borrower or any of its ERISA Affiliates from a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (g) the occurrence of a “prohibited transaction” with respect to which the Borrower is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which the Borrower could otherwise be liable; or (h) occurrence of any substantially similar event identified in (a) through (g) above as determined by Lender in its reasonable discretion with respect to a Foreign Plan.

“Estate” means, collectively, the bankruptcy estates of The SCO Group, Inc., and of SCO Operations, Inc., as defined by § 541 of the Bankruptcy Code.

“Event of Default” has the meaning assigned to such term in Article VII.

“Facility” means the credit facility comprising the Loan made to the Borrower in accordance with Section 2.01 and 2.02(a) hereof.

“Foreign Plan” means a non-governmental employee benefit plan sponsored or maintained by, or contributed to, by Borrower or any of its Affiliates under the laws of a jurisdiction outside the United States for the benefit of its employees or the employees of any of its Affiliates.

“GAAP” means prudent and reasonable accounting principles applied on a consistent basis.

“Governmental Authority” means any federal, state, local, or foreign court or governmental agency, authority, instrumentality, or regulatory body.

“Indebtedness” of any Person means, without duplication: (a) all obligations of such Person for borrowed money, including the Loan evidenced by the Note; (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person; (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business); (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; (f) all guarantees by such Person of Indebtedness of others; (g) all obligations of such Person as an account party in respect of letters of credit; and (h) all obligations of such Person as an account party in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner, except to the extent that, by its terms, such Indebtedness is non-recourse to such Person.

“Intellectual Property” means: (a) all right, title and interest of Borrower in and to patent applications and patents, including, without limitation, all proceeds thereof (such as, by way of example, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world, and all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof (collectively, the “Patents”); (b) all right, title and interest of Borrower in and to trademark applications and trademarks, including, without limitation, all renewals thereof, all proceeds thereof (such as, by way of example, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, and all rights corresponding thereto throughout the world (collectively, the “Trademarks”), and the good will of the business to which each of the Trademarks relates; (c) all copyrights of Borrower and all rights and interests of every kind of Borrower in copyrights and works protectible by copyright, and all renewals and extensions thereof, and in and to the copyrights and rights and interests of every kind or nature in and to all works based upon, incorporated in, derived from, incorporating or relating to any of the foregoing or from which any of the foregoing is derived, and all proceeds thereof (such as, by way of example, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, and all rights corresponding thereto throughout the world (collectively, the “Copyrights”); (d) all of Borrower’s trade secrets and other proprietary information, and all proceeds thereof (collectively, the “Trade Secrets”); (e) all right, title, and interest of Borrower in, to and under license agreements and contracts concerning Patents, Trademarks, Copyrights, and Trade Secrets, all amendments, modifications, and replacements thereof, all royalties and other amounts owing thereunder, and all proceeds thereof (collectively, the “Licenses”); and (e) All internet domain names and addresses of Borrower and all proceeds thereof.

“Lender” means ____________________________________________;

“Lenders” means the Lender and each additional Person that enters into a duplicate original of this Agreement and under which such additional Person agrees to make some portion of the Loan to Borrower thereunder, and such additional Person’s successors and assigns.

“Lien” means, with respect to any asset: (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset; and (b) the interest of a vendor or a lessor under any conditional sale agreement, title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Litigation” means the following two (2) pending cases:

1.  The SCO Group, Inc., by and through Edward N. Cahn, chapter 11 Trustee, v. Novell, Inc., Case No. 2:04cv00139, pending in the United States District Court for the District of Utah.

2.  The SCO Group, Inc. v. International Business Machines Corporation,, Case No. 2:03cv00294, pending in the United States District Court for the District of Utah.

“Litigation Proceeds” means with respect to the Litigation: (a) the entire amount(s) of any final, non-appealable verdict and/or arbitration  or mediation award(s) received by the SCO Estates; (b) any amounts agreed to in any settlement and received by the SCO Estates; (c) any attorney fees and costs incurred and ordered or agreed to be paid by the other party(ies) to the Litigation; (d) all of the foregoing described amounts arising in any further litigation involving IBM, Novell, Red Hat, and/or Daimler Chrysler and SCO with respect to the same or similar substantive claims involved in the Litigation and received by the SCO Estates;  (e) all pre-judgment and post-judgment interest received by the SCO Estates relating to any and all of the foregoing; and/or (f) all proceeds from the sale of some or all of the assets or the shares of either or both of the Debtors and their respective Affiliates in the event such sale occurs in connection with the settlement of the Litigation.

“Loan” means a loan in an amount not to exceed Two Million and 00/100 Dollars ($2,000,000.00).  The Lender has agreed hereunder to make a portion of the Loan, the exact amount of which is set forth on Exhibit “A” to the Note.

“Loan Documents” means this Agreement, the Note, the Security Documents, and any other documents executed in connection with any of the foregoing.

“Loan Fee” means that portion of the Litigation Proceeds payable from the Borrower to the Lenders in accordance with the Note and calculated by multiplying six and six-tenths percent (6.60%) times the following two numbers: (a) a fraction, the numerator of which is the actual of amount of the Loan disbursed by all of the Lenders to the Borrower under this Agreement and duplicate originals of this Agreement executed by Lenders other than the Lender, and the denominator of which shall be $2,000,000.00; and (b) the actual amount of the gross Litigation Proceeds.  By way of example, if the Loan disbursed by all Lenders to Borrower were $1,500,000.00 and if the gross Litigation Proceeds are $25,000,000.00, then the Loan Fee would be $1,237,500.00 (.066 x 1,500,000/2,000,000 x 25,000,000).  The Borrower’s obligation to pay the Loan Fee is a material inducement to the Lender’s willingness to enter into this Agreement and to make the Loan.  The Lender shall be entitled to its proportionate share of the Litigation Proceeds in accordance with the Note.

“Loan Fee Maturity Date” means the date that is ten (10) calendar days after the date on which the Litigation Proceeds become available to the Borrower.

“Loan Termination Date” means the earlier to occur of: (a) the date on which the Commitment is permanently reduced to zero pursuant to Section 2.06; and (b) the date that is five (5) days after the Closing Date.

“Material Adverse Effect” means: (a) an adverse effect on the business, assets, operations, or condition (financial or otherwise) of the Borrower; (b) an impairment of the ability of the Borrower, to perform any of its obligations under any Loan Document to which it is or will be a party; or (c) an impairment of the rights of or benefits available to the Lender under any Loan Document; provided, however, that: (i) the filing of the Bankruptcy Case and the consequences that customarily result from reorganization under chapter 11 of the Bankruptcy Code; (ii) the entry into this Agreement or the public announcement thereof; and (iii) changes in general economic conditions, financial markets or conditions generally affecting the business of the Borrower, to the extent the business of the Borrower is not disproportionately affected by such changes, shall not be considered in determining whether there has been a “Material Adverse Effect;” or (c) an adverse effect affecting a material portion of the Collateral.

“Material Indebtedness” means any and all Indebtedness (other than the Loan), of the Borrower in an aggregate principal amount exceeding $25,000.00.

“Maturity Date” means, with respect to the payment of the principal, Basic Interest and all other amounts due under the Note, the earliest to occur of the following: (a) October 31, 2011; (b) the date of acceleration of any outstanding portion of the Facility; (c) conversion of any of the Borrower’s Bankruptcy Case to a case under chapter 7 of the Bankruptcy Code (“Chapter 7”), unless otherwise consented to in writing by the Lender; (d) dismissal either or both of the cases constituting the Bankruptcy Case, unless otherwise consented to in writing by the Lender; and (e) confirmation of the Plan of Reorganization or liquidation, except to the extent that the proposed treatment of the Loan in the Plan or Reorganization is acceptable to Lender.

“Non-Core Assets” means SCO’s excess equipment and other miscellaneous assets in storage (truck, forklifts and excess office equipment), the Java Patent, more particularly described and known as US Patent No. 6,931,544, and assets related to SCO’s mobility business.

“Note” means that certain Secured Super-Priority Promissory Note, of even date with this Agreement, in the original principal amount of up to $2,000,000.00, which is attached hereto as Exhibit “D.”  The principal, the Basic Interest and all other amounts (other than the Loan Fee) shall be due and payable in full on the Maturity Date, and the Loan Fee shall be due and payable in full on the Loan Fee Maturity Date.

“Obligations” means all obligations, covenants, and requirements of Borrower contained in the Note and the Security Documents, including, without limitation, Borrower’s obligation set fort herein and in the Note to repay the Loan.

“Order” means an order of the Bankruptcy Court pursuant to Section 364 of the Bankruptcy Code, in form and substance satisfactory to the Lender, approving this Agreement and the other Loan Documents, authorizing the incurrence by the Borrower of permanent post-petition secured and super-priority Indebtedness in accordance with this Agreement and the other Loan Documents, as to which no stay has been entered and that has not been reversed, modified, vacated or overturned.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Person” means any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

“Petition Date” has the meaning assigned to such term in the recitals to this Agreement.

“Plan” means any employee pension benefit plan subject to the provisions of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan of Reorganization” means that certain plan of reorganization or liquidation to be filed with the Bankruptcy Court in form and substance reasonably satisfactory to the Lender, and with such amendments as may be approved by the Lender (such approval not to be unreasonably withheld); provided, however, that if the Loan hereunder is repaid in full prior to or in connection with the filing of the Plan of Reorganization, Lender shall have no right to review or approve such Plan of Reorganization prior to filing.

“Related Lender Party” means, with respect to any specified Person, any Affiliate and the respective directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Requisite Priority” means the following: (a) pursuant to Bankruptcy Code §364(c)(2), a first priority, perfected Lien upon the Borrower’s right, title and interest in, to and under the Collateral; and (b) pursuant to §364(c)(1) a super-priority administrative expense with priority over any or all administrative expenses of the kind specified in §503(b) or §507(b).

“Restricted Payment” means any dividend, interest, or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Borrower or any option, warrant or other right to acquire any such Equity Interests in the Borrower.

“Security Documents” means those security agreements and other instruments and documents executed and delivered pursuant to the foregoing or pursuant to Section 5.07 and attached hereto as Exhibit “E.”

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, joint venture or other legal entity of any kind of which such Person (either alone or through or together with one or more of its other Subsidiaries), owns, directly or indirectly, more than fifty percent (50%) of the capital stock or other equity interests the holders of which are: (a) generally entitled to vote for the election of the board of directors or other governing body of such legal entity; or (b) generally entitled to share in the profits or capital of such legal entity

“Taxes” means any and all present or future taxes, or other levies, imposts, duties, deductions, charges, liabilities, or withholdings in the nature of a tax imposed by any Governmental Authority.

“Transactions” means, collectively: (a) the filing of the Bankruptcy Case; (b) the execution and delivery of this Agreement; (c) the borrowing of the Loan hereunder; and (d) the payment of related fees and expenses.

“Trustee” means Edward N. Cahn, solely in his capacity as trustee for the Estate of both Debtors.

“Voluntary Prepayment” means a prepayment of principal of Loan pursuant to Section 2.08 in any year to the extent that such prepayment reduces the principal due in respect of the Loan on the Maturity Date.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the Equity Interests are, at the time any determination is being made, owned, controlled, or held by such Person or one or more wholly owned Subsidiaries of such Person or by such Person and one or more wholly owned Subsidiaries of such Person.

SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein: (a) any reference in this Agreement to any document means such document as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and of this Agreement; and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Borrower notifies the Lender that the Borrower wishes to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the Closing Date on the operation of such covenant (or if the Lender notifies the Borrower that the Lender wishes to amend Article VI or any related definition for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Lender.

ARTICLE II

THE CREDITS

SECTION 2.01. Commitment.  Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Lender agrees to make a portion of a loan to the Borrower on the Closing Date in the amount of that portion of the Loan Amount (the “Loan”) set forth on Exhibit “A” to the Note.  The total amount of such loan, including the Lender’s portion thereof made hereunder, shall be defined here as the “Loan” for all purposes under this Agreement and the other Loan Documents.  The total amount of the Loan shall be equal to the amount of Loan proceeds disbursed to the Borrower hereunder by the Lender and under duplicate originals of this Agreement by the other Lenders.  Notwithstanding the foregoing, prior to and after the Entry Date of the Order, the aggregate principal amount of Loan from all Lenders and outstanding at any time shall not be less than Eight Hundred Thousand and 00/100 Dollars ($800,000.00) and shall not exceed Two Million and 00/100 Dollars ($2,000,000.00).  The Lender’s portion of the Commitment shall: (a) reduce to zero immediately after the borrowing of the Loan pursuant to this Section 2.01; and (b) terminate immediately and without further action on the Loan Termination Date.  Amounts paid or prepaid in respect of Loan may not be re-borrowed.

SECTION 2.02. Loan.  (a) The Lender shall make a portion of the Loan in accordance with its Commitment, the amount of which is listed on Exhibit “A” to the Note..

(b)           The Lender shall make its portion of the Loan set forth on Exhibit “A” to the Note on the Closing date by wire transfer of immediately available funds to such account as the Borrower may designate in writing.

SECTION 2.03. Evidence of Debt/Repayment of Loan. (a) The Borrower hereby unconditionally promises to pay to the Lender the Lender’s portion of the principal amount of the Loan, as provided in Section 2.07 hereof and pursuant to the Note.

(b)           The Lender shall maintain an account or accounts evidencing its portion of the indebtedness of the Borrower to the Lender resulting from the Loan made by the all of the Lenders from time to time, including the amounts of principal and interest payable and paid to the Lender from time to time under this Agreement and under the Note.

(c)           The entries made in the accounts maintained pursuant to Section 2.03(b) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of the Lender to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loan in accordance with their terms.

(d)           The Loan shall be evidenced by and shall be repaid pursuant to the terms of the Note.

SECTION 2.04. Basic Interest and Fees on Loan/Loan Fee.

(a)           Subject to the provisions of Section 2.05 hereof, the Loan shall bear Basic Interest (computed on the basis of the actual number of days elapsed over a year of three hundred sixty (360) days).

(b)           Basic Interest on the Loan shall be due and payable to the Lender on the Maturity Date, except as otherwise expressly provided in this Agreement or in the Note.

(c)           The Borrower’s obligation to pay the Loan Fee, including the Lender’s portion thereof, shall survive prepayment or payment of the Note and other Obligations under this Credit Agreement.

(d)           The Borrower acknowledges and agrees that its obligation to pay the Loan Fee is a material inducement to the Lender’s desire and willingness to enter into this Agreement and the Loan Documents and to make the Loan pursuant thereto.

(e)           The Borrower shall pay in full and in immediately available funds the Loan Fee on or before the Loan Fee Maturity Date.

SECTION 2.05. Late Charge/Default Interest. If an Event of Default under this Agreement or the other Loan Documents has occurred and is continuing after notice thereof, the Borrower shall: (a) on demand from the Lender pay a late charge equal to five percent (5%) of any past-due amount owed hereunder; and (b) on demand from time to time pay Basic Interest, in all cases, at the rate otherwise applicable to the Loan pursuant to Section 2.04, plus six percent (6.00%) per annum until such Event of Default is cured in accordance with this Agreement.

SECTION 2.06. Termination and Reduction of Commitment. (a) The Commitment shall automatically terminate on the Loan Termination Date.

(b)           Upon at least one (1) Business Day’s prior irrevocable written or fax notice to the Lender, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitment.

SECTION 2.07. Repayment of Loan. (a) The Note shall require that, to the extent not previously paid, the principal of the Loan, all Basic Interest and all other amounts due under the Note (other than the payment of the Loan Fee), shall be due and payable on the Maturity Date, and that the Loan Fee shall be due and payable in full on the Loan Fee Maturity Date.

(b)           All repayments pursuant to this Section 2.07 shall be without premium or penalty, except for any Default Interest and any other amounts due under the Note and except for payment of the Loan Fee.

SECTION 2.08. Voluntary Prepayment. (a) The Borrower shall have the right at any time and from time to time to make a Voluntary Prepayment of all or any portion of the principal amount owed under the Loan, upon at least one Business Day’s prior written or fax notice (or telephone notice promptly confirmed by written or fax notice), to the Lender before 12:00 (noon), New York City time; provided, however, that each partial prepayment shall be in an amount that is a multiple of $10,000, and further provided that Borrower’s obligation to pay the Loan Fee shall survive prepayment of the Loan until the Litigation Proceeds have become available from which the Loan Fee shall be paid in accordance with the Note.

(b)           Each notice of Voluntary Prepayment: (i) shall specify the prepayment date and the principal amount of each Loan (or portion thereof) to be prepaid; and (ii) shall be irrevocable and shall commit the Borrower to prepay the Loan by the amount stated therein on the date stated therein. All prepayments under this Section 2.08 shall be without premium or penalty.

SECTION 2.09. Payments. (a) The Borrower shall make each payment (including costs owned hereunder, principal, Basic Interest, Default Interest, the Loan Fee and all other amounts due under the Note) hereunder, under any other Loan Document and, to the extent payable to the Lender, under the Order, not later than 1:00 p.m., New York City time, on the date when due in immediately available funds, without setoff, defense or counterclaim.  Each such payment shall be made to the Lender at an address and account identified in writing by the Lender.

(b)           Except as otherwise expressly provided herein, whenever any payment (including principal of or Basic Interest and any Default Interest owed on any Loan or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of Basic Interest and Default Interest, if applicable.

(c)           Except for a Voluntary Prepayment, all other payments due under the Note and hereunder shall first be applied to any costs owed under the Note or the other Loan Documents, then to accrued Basic Interest and any Default Interest owed on the principal amount being prepaid to the date of payment, and then to the principal amount owed.

SECTION 2.10. Taxes.  The Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lender that:

SECTION 3.01. Organization; Powers. The Trustee is, pursuant to 11 U.S.C. §1104,  the duly appointed, authorized and acting trustee for the bankruptcy estates of the Debtors, having and exercising all rights of a trustee under 11 U.S.C. §1106.

SECTION 3.02. Enforceability. Upon the entry of the Order, this Agreement shall have been, and each other Loan Document shall have been upon delivery thereof pursuant to the terms of this Agreement, duly executed and delivered by the Borrower. Subject to the entry of the Order, this Agreement is, and each of the other Loan Documents will be, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general equitable principles.

SECTION 3.03. Governmental Approvals. Subject to the entry of the Order, no action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for such as have been made or obtained and are in full force and effect.

SECTION 3.04. Title to Properties; Possession Under Leases. Other than as a result of the Bankruptcy Case, the Borrower has good and marketable title to, or valid leasehold interests in, all its material properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. Subject to the Order, all such material properties and assets. are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

SECTION 3.05. Litigation/Compliance with Laws. Except as expressly set forth on the Schedules of Assets and Liabilities and Statements of Financial Affairs already filed by Debtors in the Bankruptcy Case, and other than the Bankruptcy Case, and except as set forth on Schedule 3.05, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or its business, property or rights that involve any Loan Document or the Transactions contemplated hereby.

SECTION 3.06. Use of Proceeds. The Borrower will use the proceeds of the Loan solely: to pay fees and expenses related to the administration of the Bankruptcy Case, the operation of the Debtors and the costs related to the Litigation and the consummation of the Transactions contemplated by and subject to the terms of this Agreement. The Borrower shall use the entire amount of the proceeds of each Loan solely in accordance with this Section 3.06; provided, however, that nothing herein shall in any way prejudice or prevent the Lender from objecting, for any reason, to any requests, motions or applications made in the Bankruptcy Court, including any applications for interim or final allowances of compensation for services rendered or reimbursement of expenses incurred under clause (a) of Section 105, or Section 330 or 331 of the Bankruptcy Code, by any party in interest.  For avoidance of doubt, no proceeds of the Loan or any cash collateral shall be available for any fees or expenses incurred in connection with the initiation or prosecution of any claims, causes of action, adversary proceedings or other litigation against the Lender.

SECTION 3.07. No Material Misstatements. No information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower to the Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, when taken as a whole, contained, contains or will contain any material misstatement of fact; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, the Borrower represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.

SECTION 3.08. Insurance. Schedule 3.08 sets forth a true, complete and correct description of all insurance maintained by the Borrower as of the Closing Date. As of the Closing Date, such insurance is in full force and effect and all premiums have been duly paid. The Borrower has insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

SECTION 3.09. Secured, Super-Priority Obligations. (a) On and after the Closing Date and pursuant to the Order, the provisions of the Loan Documents are effective to create in favor of the Lenders, legal, valid and perfected Liens on and security interests (having the priority provided for herein and in the Order) in all right, title and interest in the Collateral, enforceable against the Borrower.

(b)           Pursuant to the Order, all Obligations will be secured and the Collateral shall be encumbered by valid and perfected first-position liens and security interests, subject only to the Requisite Priority.

(c)           Pursuant to clause (c)(1) of Section 364 of the Bankruptcy Code and the Order, all obligations of the Borrower under the Loan Documents (including any exposure of the Lender in respect of cash management or hedging transactions incurred on behalf of the Borrower) at all times shall constitute allowed super-priority administrative expense claims in the Bankruptcy Case having priority over all administrative expenses of the kind specified in clause (b) of Section 503 or clause (b) of Section 507 of the Bankruptcy Code.

(d)           The Order and the transactions contemplated thereby and the Transactions contemplated hereby are in full force and effect and have not been vacated, reversed, modified, amended or stayed without the prior written consent of the Lender.

SECTION 3.10. Location of Real Property and Leased Premises. Schedule 3.10(a) lists completely and correctly as of the Closing Date all real property owned by the Borrower and the addresses thereof. Subject to the Bankruptcy Case, the Borrower, as of the Closing Date, owns in fee all the real property set forth on Schedule 3.10(a). Schedule 3.10(b) lists completely and correctly as of the Closing Date all material real property leased by the Borrower and the addresses thereof. Subject to the Bankruptcy Case, the Borrower, as of the Closing Date has valid leasehold interests in all the real property set forth on Schedule 3.10(b).

SECTION 3.11. Deposit Accounts. The only deposit accounts, securities accounts or commodity accounts maintained by the Borrower on the date hereof are those listed on Schedule 3.11.

SECTION 3.12  Ownership of Collateral.  The Borrower owns the Collateral, including, without limitation, all rights as plaintiff in or as a party to the Litigation and the right to receive and pay the Litigation Proceeds to the Lenders, each of which shall be entitled to its proportionate share thereof, in accordance with the Note, free and clear of liens, claims, and encumbrances, except those claims properly and timely filed in the Bankruptcy Case, including, without limitation, claims for the payment of legal fees in connection with the Litigation.  Notwithstanding the foregoing or anything to the contrary contained herein or in the Loan Documents, Borrower makes no representation, warranty or claim as to Debtors’ undisputed ownership rights with respect to the Intellectual Property that is the subject of the Litigation..

ARTICLE IV

CONDITIONS OF LENDING

SECTION 4.01. All Credit Events.  The obligations of the Lender to make its portion of the Loan hereunder are subject to the satisfaction of the following conditions as of the Closing Date (a “Credit Event”):

(a)           The representations and warranties set forth in Article III hereof and in each other Loan Document shall be true and correct in all material respects.

(b)           At the time of and immediately after such Credit Event, no Event of Default or Default shall have occurred and be continuing.

(c)           The Bankruptcy Court shall have issued the Order.

(d)           The Lender shall have received all fees and other amounts due and payable (to the extent invoiced) on the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

(e)           This Agreement and the other Loan Documents shall have been duly executed and delivered to the Lender by the Borrower and shall be in full force and effect on the Closing Date. Except as provided in the proviso to the preceding sentence, the Lender shall have a security interest in the Collateral of the type and priority described in each Security Document.

(f)            The Lender shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.02 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a customary lender’s loss payable endorsement and to name the Lender as additional insured, in form and substance satisfactory to the Lender.

(g)           There shall not have occurred any event, circumstance, change, development or effect that, individually or in the aggregate with all other events, circumstances, conditions, changes, developments or effects, has had, or would reasonably be expected to have, a Material Adverse Effect.

(h)           Immediately after giving effect to the Transactions, the Borrower shall have no Indebtedness or preferred stock outstanding other than Indebtedness permitted by Section 6.01.

(i)            The Lenders shall have executed and delivered to each other the Collateral Agent Agreement, and the Lenders other than the Lender shall have executed and delivered to the Borrower duplicate originals of this Agreement and the other Loan Documents.  Notwithstanding the confidentiality requirements contained herein, the Borrower shall provide copies of all such duplicate originals to all Lenders.

ARTICLE V

AFFIRMATIVE COVENANTS

The Borrower covenants and agrees with the Lender that so long as this Agreement and the Note and other Loan Documents shall remain in effect and until the Lender’s portion of the Commitment has been terminated and the principal of and interest on the Loan, all fees and all other expenses or amounts payable under any Loan Document, shall have been paid in full, unless the Lender shall otherwise consents in writing, the Borrower will:

SECTION 5.01. Existence; Businesses and Properties. Except as otherwise excused by the Bankruptcy Code, do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect all Intellectual Property owned or held by the Borrower that is the subject of the Litigation or is material to the conduct of its business.

SECTION 5.02. Insurance. (a) Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

(b)           Cause all such policies covering any Collateral to be endorsed or otherwise amended to include a customary lender’s loss payable endorsement, in form and substance reasonably satisfactory to the Lender, which endorsement shall provide that, from and after the Closing Date, if the insurance carrier shall have received written notice from the Lender of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Borrower under such policies directly to the Lender; cause all such policies to provide that neither the Borrower, the Lender nor any other party shall be a coinsurer thereunder and to contain a “Replacement Cost Endorsement”, without any deduction for depreciation, and such other provisions as the Lender may reasonably require from time to time to protect its interests; deliver original or certified copies of all such policies to the Lender; cause each such policy to provide that it shall not be canceled, modified or not renewed: (i) by reason of nonpayment of premium upon not less than ten (10) days’ prior written notice thereof by the insurer to the Lender (giving the Lender the right to cure defaults in the payment of premiums); or (ii) for any other reason upon not less than thirty (30) days’ prior written notice thereof from the insurer to the Lender, delivered prior to the cancellation, modification or non-renewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Lender) together with evidence reasonably satisfactory to the Lender of payment of the premium therefor.

(c)           Notify the Lender immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.02 is taken out by the Borrower; and promptly deliver to the Lender a duplicate original copy of such policy or policies.

SECTION 5.03. Litigation and Other Notices. Furnish to the Lender prompt written notice of the following:

(a)           any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

(b)           the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower in an aggregate amount exceeding $100,000;

(c)           any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect; and

(d)           from time to time as requested by Lender, but not more than once each calendar month through the Loan Fee Maturity Date, a summary report about the status of the Litigation, which report shall include a summary of the procedural status of the Litigation and may include notification of  the scheduling of mediation or arbitration in the Litigation, and any material changes to existing scheduling orders or trial dates in the Litigation.

SECTION 5.04. Information Regarding Collateral.  The Borrower agrees promptly to notify the Lender if any material portion of the Collateral is damaged or destroyed.

SECTION 5.05. Maintaining Records/Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. The Borrower will, subject to applicable confidentiality provisions and applicable privileges, permit any representatives designated by the Lender to visit and inspect the financial records and the properties of the Borrower at reasonable times and to make extracts from and copies of such financial records, and permit any representatives designated by the Lender to discuss the affairs, finances and condition of the Borrower with the officers thereof, the independent accountants therefor and any other party in interest to the Bankruptcy Case.

SECTION 5.06. Use of Proceeds. Use the proceeds of the Loan only for the purposes set forth in Section 5.10 hereof.

SECTION 5.07. Further Assurances. Execute any and all further documents, including the Loan Documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust and documents or other instruments with the United States Patent & Trademark Office and the United States Copyright Office or any similar foreign registry, as applicable), that the Lender may reasonably request in order to effectuate the Transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents.  In the Lender’s discretion, the Lender may elect to file the Order in lieu of or in addition to UCC-1 financing statements.  The Borrower and Lender shall promptly complete, execute, and delivery all of such further documents.

SECTION 5.08. Bankruptcy Case. The Borrower shall use its best efforts to obtain an order of the Bankruptcy Court authorizing the Borrower to enter into this Agreement and the other Loan Documents and deliver or cause to be delivered to the Lender and the Lender’s counsel all material pleadings, motions and other documents filed on behalf of all of the Borrower with the Bankruptcy Court.

SECTION 5.09. Bankruptcy Sale and Auction Process. The Borrower shall keep the Lender informed at all times of al public information on all matters related to the sale and auction process of all SCO’s assets under Section 363 of the Bankruptcy Code.

SECTION 5.10.  Use of Loan Proceeds/Sale of Core Assets/Use of Proceeds from Sale of Core Asset and Other Assets.

(a)           Notwithstanding any other provision hereof or of the other Loan Documents, the Borrower may deposit up to fifty percent (50%) of the Loan proceeds into a segregated account to be used to pay past and ongoing Litigation trial costs and litigation related expenses of the Trustee, including the payment of the reasonable compensation expense of retaining Messrs. Tibbitts and Broderick, both SCO employees, to assist in the Litigation.  The remaining fifty percent (50%) of the Loan proceeds may be used for SCO operational expenses, including, without limitation, unpaid administration expenses of the SCO Estates in the Trustee’s discretion.

(b)           The Borrower may without the prior consent of, but with prior written notice to, Lender also retain and use fifty percent (50%) of the net proceeds (defined as gross proceeds from one or more Core Asset Sale(s), less the direct and reasonable closing fees and expenses of the sale or license transaction) from any Core Asset Sales and one hundred percent (100%) of the proceeds from the sale of all other SCO assets (excluding the sale of any rights in the Litigation and/or any portion of the Litigation proceeds), but the Borrower shall at the time of any such Core Assets Sale(s) pay the remaining fifty percent (50%) of such net  sales or license proceeds toward retirement and payment of the amount due under the Note, other than payment of the Loan Fee.  Such Note payments shall not be credited toward payment of the Loan Fee.

(c)           Borrower shall have the right to use cash collateral arising and existing from Borrower’s operation of SCO’s business in accordance with the Order, this Agreement and the other Loan Documents.

ARTICLE VI

NEGATIVE COVENANTS

The Borrower covenants and agrees with the Lender that, so long as this Agreement shall remain in effect and until the Lender’s portion of the Commitment has been terminated and the principal of and interest on the Loan, all fees and all other expenses or amounts payable under any Loan Document have been paid in full, unless the Lender shall otherwise consent in writing, the Borrower will not:

SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist any secured Indebtedness, except:

(a)           Indebtedness of the Borrower existing on the date hereof and set forth on Schedule 6.01;

(b)           Indebtedness created hereunder and under the other Loan Documents;

(c)           Indebtedness under performance bonds or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business; and

(d)           Indebtedness from the Lender pursuant to Section 6.13 hereof.

SECTION 6.02. Liens. Create or incur any Lien on any of the Collateral or on any property or assets (including Equity Interests or other securities of any Person) now owned or hereafter acquired by the Borrower or on any income or revenues or rights in respect of any thereof of the Borrower, except the following (subject (except with respect to (b) below) at all times to the Requisite Priority requirements of this Agreement):

(a)           Liens existing on the date hereof and as set forth in Schedule 6.02; provided that such Liens shall secure only those obligations which they secure on the date hereof;

(b)           any Lien created under the Loan Documents;

(c)           carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in compliance with Section 5.03;

(d)           pledges and deposits in compliance with workmen’s compensation, unemployment insurance and other social security laws or regulations;

(e)           deposits to secure the performance of bids, trade contracts (other than for Indebtedness for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(f)            except in connection with any Core Asset Sale(s), non-exclusive licenses of Intellectual Property incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower;

(g)           judgment liens securing judgments that have not resulted in an Event of Default under Article VII;

(h)          any interest or title of a lessor under any lease entered into by the Borrower in the ordinary course of business and covering only the assets so leased; and

(i)            Liens in respect of indebtedness permitted by Section 6.01(d).

Until the Loan (other than the Loan Fee, which shall be paid solely from the Litigation Proceeds) is repaid in full, the priority of the Lender’s liens and security interests contemplated by this Agreement and granted under the Loan Documents shall remain as first-position and first-priority liens, subject to the Requisite Priority.  Further, the Borrower agrees that it shall not take any action, make any motion or request of the Bankruptcy Court, make any verbal or other agreement, or engage in any omission that will result in a decision from the Bankruptcy Court that will cause the Lender to lose such first-position or first-priority of its liens and security interests against all or any portion of the Collateral, unless and until the Loan is repaid in full.

SECTION 6.03. Sale and Leaseback Transactions. Except for Core Asset Sales and the other sales of SCO assets permitted hereunder, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

SECTION 6.04. Investments, Loans and Advances.  Purchase, hold, or acquire any Equity Interests, evidences of Indebtedness or other securities.

SECTION 6.05. Mergers, Consolidations, Sales of Assets and Acquisitions. Except for one or more Core Asset Sales: (a) merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease, license, abandon, cancel, permit to lapse, or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets (whether now owned or hereafter acquired) of the Borrower), or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other Person, except that: (i) the Borrower may purchase and sell inventory, and license its Intellectual Property,  in the ordinary course of business; and (ii) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing, any Wholly Owned Subsidiary may merge into or consolidate with the Borrower in a transaction in which the Borrower is the surviving corporation and in which no Person other than the Borrower receives any consideration.  Notwithstanding the foregoing restriction on the sale of any assets of the Borrower, the Lender hereby consents to the sale of any and all assets of the Borrower, except for the Borrower’s claims and rights related to the Litigation and the Litigation Proceeds; or

(b)           Notwithstanding and in addition to any other provision and/or restriction contained in this Agreement or in the other Loan Documents, the Borrower shall not have the right to sell or further encumber all or any portion of its rights in the Litigation or in the Litigation Proceeds, but this restriction shall not prevent the Borrower from obtaining additional financing in accordance with and subject to the restriction set forth in Section 6.13 hereof, so long as no liens or encumbrances are created in connection with such addition financing.

SECTION 6.06. Restricted Payments; Restrictive Agreements.  (a) Declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so; provided, however, that the Borrower may provide reasonable compensation, customary employee benefit arrangements and indemnities for their respective directors and officers consistent with past practices or as otherwise approved by the Bankruptcy Court or otherwise approved in writing by the Lender.

(b)           Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of the Borrower to create, incur or permit to exist any Lien upon any of its property or assets to secure the Obligations or any refinancing thereof, or; provided that: (A) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document as in effect on the date hereof; (B) the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness, in each case permitted by this Agreement, if such restrictions or conditions apply only to the property or assets securing such Indebtedness or subject to such lease; and (C) the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof..

SECTION 6.07. Transactions with Affiliates. Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that:

(a)           the Borrower may engage in any of the foregoing transactions in the ordinary course of business;

(b)           Restricted Payments may be made to the extent provided in Section 6.06; and

(c)           loans may be made and other transactions may be entered into between and among the Borrower and its Affiliates in the ordinary course of its business or to the extent permitted by Sections 6.01 and 6.04.

SECTION 6.08. Business of Borrower. Engage at any time in any business or business activity other than the business currently conducted by it and reasonable extensions thereof and business activities reasonably incidental thereto.

SECTION 6.09. Other Indebtedness and Agreements. (a) Permit any waiver, supplement, modification, amendment, termination or release of any indenture, instrument or agreement pursuant to which any Material Indebtedness of the Borrower is outstanding if the effect of such waiver, supplement, modification, amendment, termination or release would increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner materially adverse to the Borrower or the Lender, unless such amended Material Indebtedness could be incurred under Section 6.01.

(b)           (i) Make any distribution, whether in cash, property, securities or a combination thereof, in respect of, or pay, or offer or commit to pay, or directly or indirectly redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, notes or any subordinated Indebtedness (other than inter-company subordinated Indebtedness); or (ii) pay in cash any amount in respect of any Indebtedness or preferred Equity Interests that may at the obligor’s option be paid in kind or in other securities.

(c)           Unless consented to by the Lender (such consent not to be unreasonably withheld) and approved by the Bankruptcy Court, make any payment, whether in cash, property, securities or a combination thereof, to compromise or settle any proceeding listed on Schedule 3.05 for an amount less than sufficient to pay the Loan in full, or any other material litigation or proceeding.

SECTION 6.10. Capital Expenditures. Permit any additional Capital Expenditures by the Borrower from the Closing Date until the Loan Fee Maturity Date, without the written consent of the Lender, which shall not be unreasonably withheld.

SECTION 6.11. Chapter 11 Claims. Incur, create, assume or permit to exist any administrative expense, unsecured claim, or other super-priority claim or lien that is pari passu with or senior to the claims of the Lender against the Borrower.

SECTION 6.12. The Order. Make or permit to be made any change, amendment or modification, or any application or motion for any change, amendment or modification, to the Order without the prior written consent of the Lender, except for any change, amendment or modification that would not adversely affect the Lender.

SECTION 6.13. Right of First Refusal for Additional Indebtedness.  The Borrower has agreed to certain restrictions set forth herein with respect to incurring additional Indebtedness herein.  Should the Borrower incur additional Indebtedness from another Person other than the Lender on terms that are more expensive than the terms of the Loan hereunder, then the terms of the Loan shall be automatically modified and increased to be equal to the terms of such additional Indebtedness.  In connection with and as result of obtaining such additional Indebtedness and in connection with any other covenant or agreement of the Borrower with any third party or parties, Lender’s right to receive the Loan Fee from the Litigation Proceeds shall not be diluted or otherwise reduced or diminished.

ARTICLE VII

EVENTS OF DEFAULT

In case of the happening of any of the following events (each, an “Event of Default” and together, “Events of Default”):

(a)           any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

(b)           default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c)           default shall be made in the payment of any Basic Interest or Default Interest on any Loan or any fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days after Borrower receives such notice;

(d)           default shall be made in the due observance or performance by the Borrower of any covenant, condition or agreement contained in: (i) Section 5.03(a) or (c), and such failure shall continue unremedied for five (5) Business Days; or (ii) Sections 5.04, 5.06, 5.10 or Article VI, and such default shall remain unremedied for a period of ten (10) Business Days;

(e)           default shall be made in the due observance or performance by the Borrower of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of thirty (30) days after notice thereof from the Lender to the Borrower;

(f)           the Borrower shall fail to pay any principal, Basic Interest or Default Interest or any other amount due under any Loan, regardless of amount, or any other amount due in respect of any Indebtedness arising after the Petition Date (other than the Obligations), when and as the same shall become due and payable;

(g)           an ERISA Event shall have occurred that, in the opinion of the Lender, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Borrower and its ERISA Affiliates in an aggregate amount exceeding $100,000;

(h)           (i) The Loan Documents and the Order shall, for any reason, cease to create a valid Lien on any of the Collateral purported to be covered thereby or such Lien shall cease to be a perfected Lien having the priority provided herein pursuant to Section 364 of the Bankruptcy Code against the Borrower, or the Borrower shall so allege in any pleading filed in any court or any material provision of any Loan Document shall, for any reason, cease to be valid and binding on the Borrower or the Borrower shall so state in writing; or (ii) the Borrower shall file a complaint or initiate any other action against the Lender or any entity shall obtain a judgment that affects the Lender’s claims or the Collateral, except to the extent expressly allowed in the Order;

(i)           Either of the cases constituting the Bankruptcy Case shall be dismissed (or the Bankruptcy Court shall make a ruling requiring the dismissal of either of the cases constituting the Bankruptcy Case), suspended or converted to a case under Chapter 7 of the Bankruptcy Code, or the Borrower shall file any pleading requesting any such relief; or an application shall be filed by the Borrower for the approval of, or there shall arise: (i) any other claim having priority senior to or pari passu with the claims of the Lender under the Loan Documents or any other claim having priority over any or all administrative expenses of the kind specified in clause (b) of Section 503 or clause (b) of Section 507 of the Bankruptcy Code or the additional Indebtedness permitted hereunder; or (ii) any Lien on the Collateral having a priority senior to or pari passu with the Liens and security interests granted herein, except as expressly provided herein;

(j)           The Trustee resigns, is removed, becomes incapacitated or otherwise becomes  unable to perform his duties under the Bankruptcy Code and a new Trustee not reasonably acceptable to Lender is appointed by the Bankruptcy Court;

(k)           (i) the Order shall: (i) not have been entered by the Bankruptcy Court on or before the thirtieth (30th) day following the Closing Date; (ii) from and after the date of entry thereof, the Order shall cease to be in full force and effect; (iii) the Borrower shall fail to comply with the terms of the Order in any material respect; or (iv) the Order shall be amended, supplemented, stayed, reversed, vacated or otherwise modified (or the Borrower shall apply for authority to do so) without the written consent of the Lender in a manner that has a Material Adverse Effect on Lender and/or not provided for in this Agreement and/or the other Loan Documents;

(l)           the Borrower shall file a motion seeking, or the Bankruptcy Court shall enter, an order: (i) granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to any holder of any security interest to permit foreclosure on any assets; or (ii) except to the extent the same would not constitute a Default hereunder, approving any settlement or other stipulation with any creditor of the Borrower, other than the Lender without the Lender’s consent, which shall not be unreasonably withheld;

(m)          claims arising under Section 506(c) of the Bankruptcy Code shall be asserted against the Lender by the Borrower or other actions adverse to the Lender or its rights and remedies hereunder or under any other Loan Document or any Bankruptcy Court order shall be commenced by the Borrower;

(n)           after the Effective Date, there shall occur any event or circumstances (or series of events or circumstances) that has a Material Adverse Effect in the aggregate since the Effective Date;

(o)           the Borrower shall consummate a sale or license of all or substantially all of SCO Assets without the consent of the Lender not otherwise permitted by this Agreement; or

(p)           the Litigation Proceeds are not sufficient to repay the Loan Fee in full on or before the Loan Fee Maturity Date and all other amounts owed to creditors with rights senior to those held by the Lender hereunder and under the Loan Documents, then, during the continuance of any Event of Default, without further order of, application to, or action by, the Bankruptcy Court, the Lender: (a) may by notice to the Borrower declare that all the Lender’s portion of the Commitment be terminated, whereupon any and all obligations of the Lender to make a portion of the Loan shall immediately terminate; and (b) may by notice to the Borrower, declare the Loan, all Basic Interest and Default Interest owed thereon and all other amounts and Obligations payable under this Agreement in respect thereof to be forthwith due and payable, whereupon the Loan, all such interest and all such amounts and Obligations, shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower. In addition, subject solely to any requirement of the giving of notice by the terms of the Order, the Debtor shall have a period of five (5) business days in which to either cure the Default or obtain a scheduled court hearing with regard to the default.  In the event the Debtor fails to either cure the Default or obtain a scheduled court hearing with regard to the Default, the automatic stay provided in Section 362 of the Bankruptcy Code shall be deemed automatically vacated without further action or order of the Bankruptcy Court, and the Lender shall be entitled to exercise all of its respective rights and remedies under the Loan Documents, including all rights and remedies with respect to the Collateral; provided however, Lender shall have no right to take any action with respect to the Litigation.  Notwithstanding the foregoing provisions, upon the occurrence of an Event of Default, the Borrower shall have the right to use any cash available at such time for the payment of its fees and administrative expenses.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

If to the Borrower, to it at	Edward N. Cahn,
Blank Rome LLP
7535 Windsor Drive Suite 200
Allentown,

With a copy to:	Bonnie G. Fatell, Esquire
Blank Rome LLP
1201 Market Street, Suite 800
Wilmington, DE 19801

If to the Lender, to them at	______________________
______________________
______________________

With a copy to:	Holland & Hart LLP
60 East South Temple
Suite 2000
Salt Lake City, Utah 84111
Attn: Mona L. Burton

and

Holland & Hart LLP
222 South Main
Suite 2200
Salt Lake City, Utah 84111
Attn: Mona L. Burton

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 8.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 8.01. Any party hereto may change its address for notices by giving notice of such change to each party hereto in accordance with this Section 8.01. In addition, the Lender and the Borrower may agree from time to time that notices hereunder for certain specified purposes may be delivered by e-mail, in which case such notices will be as effective as if delivered by fax.

SECTION 8.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lender and shall survive the making by the Lender of its portion of the Loan, regardless of any investigation made by the Lender or on its behalf, and shall continue in full force and effect as long as the principal of or any accrued Basic Interest and Default Interest owed on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Lender’s portion of the Commitment has not been terminated. The obligation to pay the Loan Fee and the provisions of Section 8.05 hereof shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the Transactions contemplated hereby, the repayment of the Loan, the expiration of the Lender’s portion of the Commitment, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document.

SECTION 8.03. Binding Effect. This Agreement shall become effective in accordance with the terms set forth herein and shall bind and inure to the benefit of the parties hereto and of their respective successors and assigns, to the extent any such assignment is expressly permitted hereunder.

SECTION 8.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower and the Lender that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

(b)           The Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and its portion of the Loan at the time owing to it).

(c)           The Lender may without the consent of the Borrower sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loan owing to it); provided, however, that: (i) the Lender’s obligations under this Agreement shall remain unchanged; (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; (iii) the participating banks or other entities shall be entitled to the benefit of the protections given to the Lender hereunder and shall be bound by the confidentiality provisions contained in Section 8.16 hereof to the same extent as if they were the Lender; and (iv) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations under this Agreement, and the Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loan and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable to such participating bank or Person hereunder or the amount of principal of or the rate at which interest is payable on the Loan in which such participating bank or Person has an interest, extending any scheduled principal payment date or date fixed for the payment of interest on the Loan in which such participating bank or Person has an interest, increasing or extending the Commitment of such participating bank or Person or releasing all or substantially all of the Collateral). All amounts payable by the Borrower to the Lender hereunder in respect of any Loan and the applicability of the protection provisions contained herein shall be determined as if the Lender had not sold or agreed to sell any participation in the Loan, and as if the Lender were funding the participated portion of the Loan the same way that it is funding the portion of the Loan in which no participation has been sold.

(d)           The Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to the Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lender pursuant to Section 8.15.

(e)           The Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to the Lender or in support of obligations owed by the Lender; provided that no such assignment shall release the Lender from any of its obligations hereunder or substitute any such assignee for the Lender as a party hereto. If the Lender is a fund that invests in bank loans it may (without the consent of the Borrower) pledge all or any portion of its rights in connection with this Agreement to the trustee for holders of obligations owed, or securities issued, by such fund as security for such obligations or securities, provided that any foreclosure or other exercise of remedies by such trustee shall be subject to the provisions of this Section 8.04 regarding assignments in all respects. No pledge described in the immediately preceding sentence shall release such Lender from its obligations hereunder.

(f)           The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Lender, which the Lender may grant or withhold in its sole discretion, and any attempted assignment without such consent shall be null and void.

SECTION 8.05. Expenses; Indemnity. (a) The Borrower agrees to pay all reasonable out-of-pocket expenses, incurred by the Lender and its Affiliates in connection with the consummation of the Transactions contemplated hereby and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the Transactions hereby or thereby contemplated shall be consummated) or incurred by the Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loan made hereunder (including, with respect to this Section 8.05(a), the reasonable fees, charges and disbursements of Holland & Hart LLP, counsel for the Lender and, in connection with any such enforcement or protection, the fees, charges and disbursements of any other counsel for the Lender); provided, however, that the Lenders’ legal fees for the preparation and consummation of the transaction contemplated by this Agreement and the other Loan Documents and for preparation and consummation of the duplicate originals of the Loan Documents between the other Lenders and the Borrower shall be capped at $50,000.00.  If, however, such aggregate legal fees exceed such $50,000.00 cap, such excess legal fees shall be paid from the Litigation Proceeds and shall be in addition and shall not be a part of the payment of the Loan Fee.

(b) The Borrower agrees to indemnify the Lender and each Related Lender Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of: (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions contemplated thereby (including the Bankruptcy Case); (ii) the use of the proceeds of the Loan; or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower or any of its Affiliates); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c)           To the extent permitted by Applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions contemplated hereby (including the Bankruptcy Case), any Loan or the use of the proceeds thereof.

(d)           The provisions of this Section 8.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the Transactions contemplated hereby, the repayment of the Loan, the expiration of the Commitment, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Lender. All amounts due under this Section 8.05 shall be payable on written demand therefor.

SECTION 8.06. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

SECTION 8.07. Waivers; Amendment. (a) No failure or delay of the Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 8.07(b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

(b)           Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Lender.

SECTION 8.08. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the Basic Interest and the Default Interest rates applicable to the Loan, together with all fees, charges and other amounts which are treated as interest on the Loan under Applicable Law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding a portion of the Loan in accordance with Applicable Law, the rate of Basic Interest and Default Interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 8.08 shall be cumulated and the interest and Charges payable to the Lender in respect of other loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the annual interest rate of fourteen percent (14%) to the date of repayment, shall have been received by the Lender.

SECTION 8.09. Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Related Parties of the Lender) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

SECTION 8.10. Waiver Of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO: (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.10.

SECTION 8.11. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.12. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 8.01 hereof. Delivery of an executed signature page to this Agreement by facsimile transmission or electronic mail shall be deemed originals for all purposes and shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 8.13. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 8.14. Jurisdiction; Consent to Service of Process. (a) The Borrower and Lender each hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Bankruptcy Court and any appellate court therefrom, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Bankruptcy Court or, to the extent permitted by law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Lender waives any right it may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its respective properties in the courts of any other jurisdiction.

(b)           The Borrower and Lender each hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in the Bankruptcy Court). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)           Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 8.15. Confidentiality . The Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed: (a) to its and its Affiliates’ officers, directors, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners); (c) to the extent required by Applicable Law or by any subpoena or similar legal process (including, in each case, in respect of the Bankruptcy Case); (d) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder; (e) subject to an agreement containing provisions substantially the same as those of this Section 8.15 to: (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents; or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any of its obligations; (f) with the consent of the Borrower; or (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 8.15. For the purposes of this Section, “Information” means all information received from the Borrower and related to the Borrower or its business, other than any such information that was available to the Lender on a non-confidential basis prior to its disclosure by the Borrower; provided that, in the case of Information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential or such information is of such a nature that a prudent person would expect such information to be confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 8.15 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord its own confidential information.

SECTION 8.16.  Collateral Agent Agreement.  The Borrower acknowledges and agrees that the Lender, as Agent and alone, shall have the right to enforce all Lenders’ rights relating to the Collateral under the Loan Documents and under duplicate originals of all of the Loan Documents executed by the Lenders other than the Lender.  This provision shall not be included in such duplicate originals of the Loan Documents executed by the Lenders other than the Lender.

SECTION 8.17 Other Provisions.   Notwithstanding  anything to the contrary in this Agreement or the other Loan Documents, the following overriding understandings and agreements shall prevail in the interpretation  and enforcement of the intent of this Agreement and the other Loan Documents:

(a)           Nothing herein shall cause or result in any personal liability to be imposed on the Trustee individually beyond the duties of a trustee under Applicable Law in the Bankruptcy Case.  The Trustee has no personal liability, and the Lender hereby releases the Trustee from all personal liability, with respect to his payment of any monetary obligations related to the Loan or the covenants in the Loan Documents and/or related to any representations or warranties made herein or in any of the other Loan Documents.  This provision is not intended to relieve the Trustee from performance of any and all of the obligations under this Agreement and the other Loan Documents in his capacity as trustee of the Estates.

(b)           Other than Lender’s rights expressly set forth herein and in the other Loan Documents, as the same may be enforced in accordance with Applicable Law, the Lender does not have any right to interfere with or participate in the conduct or prosecution of the Litigation or to participate in or approve any settlement of the Litigation.

(c)           The Lenders’ rights to and in the Collateral are subject to the Lenders’ actual disbursement of the Loan proceeds to the Borrower hereunder on the Closing Date; provided however, that if after execution of this Agreement the Borrower fails to obtain the Order contemplated by this Agreement, the Borrower shall pay Lender’s expenses up to a maximum of $50,000.00, subject to the payment of additional Lender legal fees in the manner set forth in Section 8.05(a) hereof.  In addition, if for any reason the amount of the Loan is less than Eight Hundred Thousand and 00/100 Dollars ($800,000.00), Borrower may, in its discretion, either elect to waive such minimum Loan amount requirement and close the Transactions, or Borrower may elect not to close the Transactions, in which event Borrower shall nonetheless pay Lender’s legal fees, subject to the foregoing $50,000.00 cap.

IN WITNESS WHEREOF, the parties to this Agreement have executed it as of the date set forth on the cover page of this Agreement.

BORROWER:	________________________________
EDWARD N. CAHN, Solely in His Capacity as Trustee of the Bankruptcy Estates of The SCO Group, Inc. and SCO Operations, Inc., both Delaware corporations

LENDER:
______________________

By:_____________________________
Name:___________________________
Title:____________________________

EXHIBIT “A”

COLLATERAL AGENT AGREEMENT

THIS COLLATERAL AGENT AGREEMENT (the “Agreement”) is made as of the Effective Date, between Seung Ni Capital Partners, L.L.C., a Utah limited liability company (“Collateral Agent”), and the lenders listed on Exhibit “A” hereto (each, a “Lender” and collectively, the “Lenders”), and The Bankruptcy Estates of The SCO Group, Inc., a Delaware corporation and SCO Operations, Inc., a Delaware corporation, by and through Edward N.Cahn solely in his capacity as Chapter 11 trustee (“Borrower”), and this Agreement is executed in connection with the following facts:

RECITALS:

A.          Each Lender, including Collateral Agent, has entered into a duplicate original with Borrower of that certain Credit Agreement, of even date herewith (each, the “Credit Agreement”), under which Collateral Agent, as one of the Lenders, has agreed to extend a portion of the Loan, as defined in the Credit Agreement, to Borrower.  Except where the context otherwise requires herein, the term “Lenders” used herein shall include the Collateral Agent.

B.           The Lenders have entered into duplicate originals of the Credit Agreement and certain exhibit agreements attached thereto under which each Lender has agreed to extend a portion of the Loan to Borrower.  Each of the Lenders, thus, has rights and obligations with vis a vis the Borrower and the making each Lender’s portion of the Loan and vis a vis enforcement of the Loan Documents against the Borrower, except as set forth in this Agreement.

C.           The Loan Documents create certain security interests in the Collateral in each of the Lender’s favor for the purpose of securing Borrower’s repayment of the Loan.  The Lenders’, including Collateral Agent’s, desire to designate and appoint a third party to act as the collateral agent on all of the Lenders’ collective behalf with respect to the Collateral, as more fully set forth in this Agreement.

D.           Collateral Agent is willing to act without compensation as the collateral agent for such purposes in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Borrower, Lenders, and Collateral Agent hereby agree as follows:

1.           Recitals.  The parties hereto acknowledge the accuracy of the Recitals and hereby incorporate the foregoing Recitals into this Agreement.

2.           Definitions.  Except as defined in this Agreement, each capitalized term appearing herein shall have the meaning ascribed or given to it in the Credit Agreement.

3.           Appointment of Collateral Agent.  Each of the Lenders acknowledges that it has read and entered into the Credit Agreement and the other Loan Documents.  Effective Immediately and by signing this Agreement, each of the Lenders hereby irrevocably and unconditionally appoints Collateral Agent to serve as collateral agent for all of the Lenders and irrevocably appoints and authorizes Collateral Agent to act as agent for all of the Lenders for the purpose of: (a) executing, filing, and/or delivering such documents and agreements as are necessary or desirable to perfect the security interests granted to each Lender in the Collateral under duplicate originals and versions of the Loan Documents; and (b) enforcing the Lenders’ rights in the Collateral and the Borrower’s obligations under such versions of the Loan Documents and the Borrower’s obligations thereunder; (c) releasing the Liens against the Collateral  upon payment in full of the Loan Fee and the other amounts due under the Loan Documents; and (d) holding all Lenders’ security interests and Liens in the Collateral granted in the Lenders’ favor under such versions of the Loan Documents.  Collateral Agent accepts such appointment and covenants and agrees to perform all covenants and obligations set forth herein.  Further, Collateral Agent shall have the sole authority to exercise any and all remedies against Borrower under any and all of the Security Documents and to act in such capacity in accordance with the terms and conditions of this Agreement.

4.            Decisions/Actions Related to Remedies under Security Documents.

(a)          The Collateral Agent may take such actions and pursue such remedies with respect to the actions and authority set forth in Section 3 hereof as the Collateral Agent shall, in its discretion, deem appropriate or necessary under the circumstances hereunder and under any of the Security Documents with respect to the Collateral.  Further, and in accordance with any Majority Vote, as defined herein, the Collateral Agent shall: (i) take such actions to enforce, modify, or amend the Security Agreements on all of the Lenders’ behalf; and (ii) collect upon, dispose of, or foreclose upon all or any portion of the Collateral.

(b)          The Collateral Agent shall not be obligated or required to take any action or give any notice that it believes is contrary to Applicable Law, to the terms of this Agreement, or to the terms of the Credit Agreement or the other Loan Documents, or that the Collateral Agent believes will expose any of its owners, officers, or employees to liability.  Further, the Collateral Agent shall not be required to take any action hereunder unless and until it has received (for itself, its owners, officers, employees, and agents) indemnities against any and all losses, costs, expenses, and liabilities connected thereto.

(c)          The Collateral Agent shall have no liability whatever in acting in accordance with a Majority Vote.  Further, no Lender shall have liability to any other Lender hereunder or otherwise for casting its vote in connection with any Majority Vote.

(d)          The Collateral Agent shall provide notice to all of the Lenders of any action taken in accordance with any Majority Vote and otherwise taken hereunder on behalf of all Lenders.  However, the Collateral Agent’s failure to provide any such notice to the other Lenders shall not impair Collateral Agent’s right or ability to take any action authorized hereunder, nor shall it impair the validity or enforceability of this Agreement or of any of the Loan Documents, nor shall it create a cause of action against any party to this Agreement, including the Collateral Agent.

(e)          Except for the Lenders’ right to receive its share of the Loan Fee in accordance with the Credit Agreement, the Lenders only right hereunder and in the Collateral shall be the right to cast its vote with respect to any Majority Vote in accordance herewith.  Each of the Lenders hereby agrees that none of them shall have, and each of them hereby waives, the right to take or threaten to take any action to enforce any term or provision in any of the Security Documents or to enforce any rights with respect to any or all of the Collateral, it being understood that the Collateral Agent alone shall have the right to seek and enforce any and all rights and remedies in the Collateral and under this Agreement.

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(f)           The Collateral Agent may, in its discretion, request a Majority Vote with respect to any action, decision, or course of action Collateral Agent desires or plans to take hereunder, and the Majority Vote with respect to such action, decision, or course of action shall be binding on all of the Lenders for all purposes.

(g)         The Collateral Agent may release all security interests and Liens of the Lenders against the Collateral upon payment in full of the amount due under the Note and the other Loan Documents, including the payment of the Loan Fee.  The Collateral Agent may also release any or all of such security interests or Liens against the Collateral upon a Majority Vote of the Lenders.

(h)         The Lenders acknowledge and agree that the Borrower has the rights to dispose of the Collateral, as set forth in the Credit Agreement.

5.           Application of Collateral Proceeds.  Any amount received by the Collateral Agent from its enforcement of any of the Security Documents, including, without limitation, the proceeds from the enforcement, sale, collection, or disposition of any of the Collateral (collectively, the “Proceeds”), shall be applied and paid by the Collateral Agent as follows:

(a)          First, to the costs and expenses of such sale, collection, enforcement, or disposition, including the fees and costs of such professional advisors as Collateral Agent deems necessary or appropriate incurred in with exercising any right or remedy hereunder, including costs related to any indemnification to which Collateral Agent is entitled hereunder or under any of the Loan Documents; and

(b)         Second, to the payment of the Obligations for the ratable and proportionate benefit of the Lenders.

Until the Collateral Agent so applies and pays any such amount, the Collateral Agent shall hold such Proceeds in its custody in accordance with the Collateral Agent’s procedures for holding such funds.

6.           Consent/Approval of Lenders.  Collateral Agent is hereby authorized as the only Lender to communicate to and with Borrower with respect to any approval, notice, and/or consent required or permitted to be given to Borrower or any third party under the Loan Documents as follows:

(a)         Proportionate Voting/Majority Vote/Binding and Final.  In each instance of consent, approval, or notice permitted or required under the Loan Documents, with respect to each additional action requiring a Majority Vote hereunder, and with respect to each Majority Vote requested by Collateral Agent hereunder, each Lender shall have the right to cast a vote.  Each Lender’s vote shall be weighted, and Collateral Agent and Borrower shall have the right to rely on a simple majority vote of the Lenders, i.e., a vote of anything amount more than a 50.00% vote, as described herein (each, a “Majority Vote”).  Each Majority Vote shall be conclusive, final and binding on Collateral Agent, the other Lenders, and Borrower.

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(b)         A Majority Vote of Lenders shall be calculated by weighting each Lender’s vote and by aggregating or adding up the weighted votes of all Lenders.  Each Lender’s vote shall be shall be equal to that portion of the total of all Lenders’ votes, using the following percentage or formula: the dollar amount of such Lender’s portion of the aggregate amount of the Loan, divided by the aggregate amount of the Loan made by or from all of the Lenders (including that portion of the Loan made from Collateral Agent).  Collateral Agent shall collect the votes of all Lenders using the foregoing percentage calculation or formula.  For example, and by not way of limitation, a Lender who makes a $200,000.00 portion of the Loan in the aggregate amount of $2,000,000.00 shall cast a vote equal to 10.00% of the total vote cast by all Lenders.  Similar votes cast by Lenders who made more than 50% of the aggregate amount of the Loan shall constitute a Majority Vote for purposes of this Agreement.  Collateral Agent shall communicate the outcome of each Majority Vote to all Lenders.

(c)          If at any time, any Lender fails to cast its vote by the date identified by Collateral Agent, such failure shall allow Collateral Agent to cast such Lender’s vote as Collateral Agent, in its sole discretion, deems appropriate.  Collateral Agent’s decision as to casting such Lender’s vote shall not expose Collateral Agent to any liability hereunder or otherwise and shall be conclusive and binding on all Lenders.

(d)          Except as expressly set forth in the introductory paragraph to this Section 6 with respect to any approval, notice, and/or consent required to Borrower or any third party under the Loan Documents, Collateral Agent shall, in it sole discretion, have the right and discretion set forth in 4(a) hereof and otherwise set forth in this Agreement with respect to the Collateral and the Security Documents.

7.           Compensation.  Borrower shall be responsible to pay all fees and charges of Collateral Agent hereunder.

8.           Termination of Duties.  Collateral Agent’s appointment as collateral agent shall terminate upon the earlier of:

a.           The satisfaction in full of all Obligations owing by Borrower under the Credit Agreement and the Note, including payment of the Loan Fee; or

b.           Thirty (30) days written notice from Collateral Agent that Collateral Agent desires to resign as collateral agent.

9.           Successor Collateral Agent.  Upon the termination of Collateral Agent’s appointment as collateral agent, Collateral Agent shall immediately assign its rights hereunder and in the Collateral to the successor collateral agent.

10.         Notices.  All notices by any party hereto shall be in writing and shall be sent as provided in the Credit Agreement.

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11.         Disclaimers.

(a)          By becoming a party to this Agreement, Collateral Agent shall have no duties, obligations, or liabilities, except to perform the duties expressly set forth herein.  The Collateral Agent is and shall not be liable for any statement, representation, or warranty contained herein or in any of the Loan Documents or in any other document executed or delivered or existing in connection therewith or for the validity, enforceability, genuineness, effectiveness, or sufficiency of any of the such Loan Documents or other documents or agreements, or for the validity, perfection, priority, or effectiveness of any security interest or Lien granted to any of the Lenders under any or all of the Loan Documents or otherwise.  The Collateral Agent may employ agents and advisors to fulfill any or all of its duties hereunder and shall not be responsible for the negligence of any such agents or advisors.  Neither the Collateral Agent, nor its owners, officers, directors, agents, or advisors shall be liable for any action or omission taken or omitted to be taken hereunder or in connection herewith, except for actions that are finally and judicially determined to have resulted from their own gross negligence or willful misconduct.

(b)          The Collateral Agent may request and rely upon any certification, notice, or other communication believed by it to be genuine and correct, including the outcome of any Majority Vote.

(c)          Each of the Lenders for themselves and their successors and assigns (each an “Indemnifying Party”)hereby, jointly and severally, agrees to indemnify, defend, and hold Collateral Agent (and its owners, officers, agents, and advisors) harmless from and against all liabilities, losses, obligations, damages, claims, actions, proceedings, penalties, judgments, costs (including attorney’s fees and costs), expenses, and/or disbursements of any kind or nature whatever arising, imposed on, suffered by, asserted against, or connected with Collateral Agent in any way relating to or arising in connection with this Agreement, the Collateral, the Loan Documents, or any other documents executed referred to or existing in connection with any or all of the foregoing documents or with the Transactions; provided, however, that none of the Indemnifying Parties shall be liable for any of the foregoing indemnity obligations to extent that they are finally and judicially determined to have resulted from the gross negligence or the willful misconduct of Collateral Agent.

(d)          Except as expressly set forth herein, Collateral Agent shall have no duty to take any affirmative step or action with respect to collection of any amounts payable or owed in connection with or related to the Collateral

12.          General.

(a)          This Agreement is made for the sole and exclusive benefit of Borrower and Collateral Agent and is not intended to benefit any third party.  No such third party may claim any right or benefit or seek to enforce any term or provision of this Agreement.

(b)          This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.  In the event of any dispute hereunder, each of the parties hereto agrees to submit to the venue and jurisdiction of the federal and state courts of the State of Delaware.

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(c)          Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(d)         All references in this Agreement to the singular shall be deemed to include the plural if the context so requires and vice versa.  References in the collective or conjunctive shall also include the disjunctive unless the context otherwise clearly requires a different interpretation.

(e)          This Agreement, together with the Loan Documents, constitute the entire agreement between the parties hereto as to the subject matter hereof and may not be altered or amended except by written agreement signed by Administrative Agent, Borrower, and Collateral Agent.  All other prior and contemporaneous agreements, arrangements, and understandings between the parties hereto as to the subject matter hereof are, except as otherwise expressly provided herein, rescinded.  Facsimile and electronic mail signatures on this Agreement shall be deemed and shall constitute originals for all purposes, and this Agreement may be executed in any number of counterparts.

(f)          Each of the parties to this Agreement represents and warrants to the other parties hereto that the execution, delivery, and performance by such party has been duly authorized by all necessary corporate or other action required for such authorization and does not violate the provisions of any agreement or other document to which such party is a party and does not require any governmental or other approval.

(g)          Each of the parties hereto agrees to promptly pay Collateral Agent its proportionate share (calculated in the same manner as a Majority Vote is determined) of all expenses and costs incurred by Collateral Agent hereunder.

(h)          Collateral Agent may demand specific performance of this Agreement by every and each party hereto.  Further, each party hereto waives any defense it may have to any such claim for specific performance.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date, as defined in the Credit Agreement.

[SIGNATURES ON FOLLOWING PAGE]

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COLLATERAL AGENT:	SEUNG NI CAPITAL PARTNERS, L.L.C.

	By:	/s/ Ralph Yarro
	Title:	Manager

BORROWER:	/s/ Edward N. Cahn
EDWARD N. CAHN, Soley in His Capacity as Trustee of the Bankruptcy Estates of The SCO Group, Inc. and SCO Operations, Inc., both Delaware corporations

[LENDERS’ SIGNATURES APPEAR ON FOLLOWING SEPARATE COUNTERPART PAGES FOR EACH LENDER]

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LENDER:

By:
Name:
Title:

(Each Lender shall execute and deliver this signature page to Collateral Agent)

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EXHIBIT “A”

LIST OF LENDERS

Seung Ni Capital, LLC (Ralph Yarro)	$400,000
Jan Loeb	$250,000
Leap Tide Capital Management, Inc. (Jan Loeb)	$100,000
Steven Shin	$50,000
Henry Beinstein	$100,000
Stanley A. Beinstein	$50,000
Neil J. Gagnon	$100,000
Robert Dyson	$100,000
WBS LLC (Rex Lewis)	$600,000
Ne Obliviscaris, Ltd. (Dan Campbell)	$130,000
Darcy Mott	$10,000
Clemons F. Walker	$100,000
Herbert W. Jackson	$10,000

These individuals may be a “Lender” either individually or through an entity in which they own or control an interest.  Additional “Lenders” may be added, or the foregoing amounts may change.

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EXHIBIT “B”
LIST OF COLLATERAL

1.           Cash, checking, savings, and other accounts.

2.           Security deposits paid by the Borrower, as tenant, under various leases.

3.           Ownership interests in partnerships or joint ventures.

4.           Accounts receivable.

5.           Inventory.

6.           Equipment, furnishings, and supplies.

7.           Intellectual Property, as defined in the attached Credit Agreement.

8.           Contract and similar rights.

9.           Collateral expressly listed and identified in each of the Security Documents.

Notwithstanding the foregoing list, the “Collateral” shall expressly exclude the following: (a) all “Employee Carve-Out Amounts” referred to in that certain Security and Pledge Agreement that constitutes one of the Security Documents; (b) all  causes of action under Chapter 5 of the Bankruptcy Code; and (c) any voting stock (or other voting equity interests) in excess of 65% of the outstanding voting stock (or other voting equity interests) of any foreign Subsidiary.

EXHIBIT “C”
FORM OF ORDER

In re	:	Chapter 11
	:	
The SCO GROUP, INC., *et al.*, [1]	:	Case No. 07-11337 (KG)
	:	(Jointly Administered)
Debtors.	:	
	:	**Re Dkt. No. 1051**

ORDER (I) AUTHORIZING DEBTORS' ESTATES TO OBTAI POSTPETITION FINANCING AND TO GRANT SECURITY INTE AND SUPERPRIORITY ADMINISTRATIVE EXPENSE STATUS USE CASH COLLATERAL PURSUANT TO 11 U.S.C. §§ 105, 36 364(c), 364(e) and 507(b); (II) MODIFYING THE AUTOMATIC S PURSUANT TO 11 U.S.C. § 362; AND (III) GRANTING OTHER R

Upon the motion (the "**Motion**") dated February 17, 2010, of Edward N. C capacity as Chapter 11 Trustee ("**Chapter 11 Trustee**" or "**Trustee**") for The SC and SCO Operations, Inc. (collectively, "**Debtors**"), for the entry of an order (this authorizing the Debtors' estates to (i) obtain post-petition financing pursuant to se 363(c), 364(c), 364(e) and 507(b) of title 11 of the United States Code, 11 U.S.C. ("**Bankruptcy Code**") in the form of a loan up to an aggregate principal amount c subject to the terms and conditions of the Credit Agreement (as defined below), b the Secured Super-Priority Credit Agreement among the Bankruptcy Estates of th Inc. and SCO Operations, Inc., by and through Edward N. Cahn, solely in his capa 11 Trustee, as Borrower, and Seung Ni Capital Partners, L.L.C., as Lender, and th from time to time party thereto (collectively, "**Lenders**"), subject to the terms and

[1] The Debtors and the last four digits of each of the Debtors' federal tax identification numbers The SCO Group, Inc., a Delaware corporation, Fed. Tax Id. #2823; and (b) SCO Operations, corporation, Fed. Tax Id. #7393.

133091.01600/40186890v.2

forth herein and therein (the "**Credit Facility**"); (ii) grant a continuing first-priority Lien[2] pursuant to Bankruptcy Code sections 364(c)(2) and superpriority claims to Lenders pursuant to Bankruptcy Code sections 364(c)(1) and 507(b); (iii) modifying the automatic stay as set forth in this Order; and (iv) grant other related relief; and due and proper notice of the Motion having been given; and a final hearing to consider approval of the relief requested in the Motion having been held on March 5, 2010 (the "**Hearing**"); and upon the proceedings held before this Court and good and sufficient cause appearing therefor,

THE COURT HEREBY FINDS:

A. On September 14, 2007 (the "**Petition Date**"), Debtors filed with this Court petitions for relief under chapter 11 of the Bankruptcy Code (the "**Bankruptcy Cases**"). The Debtors continued in the management and operation of their businesses and property as debtors-in-possession pursuant to Bankruptcy Code sections 1107(a) and 1108 until August 25, 2009 (the "**Appointment Date**") when this Court appointed Edward N. Cahn, Esquire as Chapter 11 Trustee. The Trustee has managed and operated the business as authorized by Bankruptcy Code sections 1106 and 1108.

B. This Court has jurisdiction over the Bankruptcy Cases and the Motion pursuant to 28 U.S.C. §§ 157 and 1334. This is a core proceeding pursuant to 28 U.S.C. § 157(b)(2). The statutory predicates for the relief sought herein are Bankruptcy Code sections 361, 362, 363 and 364 and Rules 2002, 4001 and 9014 of the Federal Rules of Bankruptcy Procedure ("**Bankruptcy Rules**"). Venue of the Bankruptcy Cases and the Motion in this district is proper pursuant to 28 U.S.C. §§ 1408 and 1409.

[2] Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement (as defined herein).

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133091.01600/40186890v.2

C. The Trustee requires the Credit Facility to, inter alia, finance the Debtors' ongoing working capital needs, fund Litigation related costs ("**Litigation Costs**") and to provide ongoing liquidity.

D. The Trustee is unable to obtain the required funds in the form of unsecured credit or unsecured debt allowable under Bankruptcy Code section 503(b)(1) as an administrative expense pursuant to Bankruptcy Code section 364(a) or (b). The Trustee is unable to obtain the post-petition financing that the Debtors' estates need on terms more favorable than those provided under the Credit Agreement.

E. The Trustee has provided notice of the Hearing and the relief requested in the Motion and have provided an opportunity to object to the entry of this Order and to participate in such hearing to (i) counsel to the Lenders; (ii) the Office of the United States Trustee; and (iii) all parties that have filed a request for notices in the Bankruptcy Cases prior to the filing of the Motion. Such notice constitutes sufficient notice under Bankruptcy Rule 4001.

F. Good cause has been shown for the entry of this Order. Among other things, entry of this Order will minimize disruption of Debtors' operations, provide liquidity for operations, and provide financing for the Litigation Costs. Accordingly, consummation of the Credit Facility is in the best interest of Debtors' estate.

G. The post-petition financing terms have been negotiated in good faith and at arm's length between the Trustee and the Lenders and the terms of such arrangements are fair and reasonable under the circumstances, reflect The Trustee's exercise of prudent business judgment consistent with its fiduciary duties and are supported by reasonably equivalent value and fair

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133091.01600/40186890v.2

consideration.

H. This Court concludes that entry of this Order is in the best interest of Debtors and their estates and creditors as its implementation will allow for the availability to Debtors of working capital which is necessary to sustain the operations of Debtors' existing businesses and preserve the going concern value of Debtors' businesses.

I. Based upon the foregoing, and upon the record made before this Court at the Final Hearing, and good and sufficient cause appearing therefor,

THEREFORE, IT IS HEREBY ORDERED AND ADJUDGED THAT:

1. The Motion is granted subject to the terms and conditions set forth in this Order. All objections to the Motion and to the entry of this Order have either been resolved as stated on the record at the Final Hearing, or are hereby overruled.

2. The Trustee, on behalf of the Debtors and their estates, is hereby authorized to (i) incur post-petition indebtedness by entering into the Credit Agreement with Lenders (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "**Credit Agreement**") in substantially the form annexed to the Motion, together with such non-material changes therein and additions thereto as the Trustee determines to be necessary or desirable (such determination to be conclusively evidenced by Trustee's execution thereof), and (ii) to comply with and perform all of the terms and conditions contained in the Loan Documents (as defined below); the provisions of the Loan Documents being hereby approved in all respects. The Credit Agreement, together with all agreements, documents and instruments delivered pursuant hereto or thereto or in connection herewith or therewith, including, without limitation, this Order, in each case, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof, are sometimes

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133091.01600/40186890v.2

collectively referred to herein as the "**Loan Documents**". The Trustee, on behalf of the Debtors and their estates, is authorized and obligated to repay amounts owing, with interest and any other charges, to the Lenders in accordance with and subject to the terms and conditions set forth in this Order and the other Loan Documents. The failure to reference or discuss any particular provision of the Loan Documents in this Order shall not affect the validity or enforceability of any such provision.

3. The Trustee, on behalf of the Debtors, is further authorized and obligated to pay all fees and expenses, including, without limitation, attorneys' fees of Lenders up to $50,000 in accordance with the terms of the Credit Agreement, provided any fees in excess of $50,000 shall be paid from the Litigation Proceeds. All loans made under the Credit Agreement and interest thereon under or in respect of this Order and the other Credit Documents are collectively referred to herein as the "**Loan Obligations**".

4. The Trustee shall have no personal responsibility, liability or obligations pursuant to the Loan Documents or this Order except in his capacity as the court appointed chapter 11 Trustee to the Debtors' Estates under the Bankruptcy Code.

5. Upon execution and delivery of the Loan Documents, the Loan Documents shall constitute valid and binding obligations of the Debtors, enforceable against the Debtors in accordance with their terms.

6. The Trustee, on behalf of the Debtors, is further authorized to enter into such non-material modifications and amendments to the Loan Documents as may be agreed upon in writing by the Debtors and the Lenders, without further order of this Court.

7. The Trustee, on behalf of the Debtors, is hereby authorized but not required to

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133091.01600/40186890v.2

borrow funds and otherwise obtain extensions of credit for use in the operation of the Debtors' business, of up to $2.0 million (principal amount) in the aggregate outstanding at any one time, pursuant to the terms and provisions of the Loan Documents.

8. Upon payment of the Credit Facility, all liens granted under the Loan Documents, including, without limitation, this Order, automatically shall be extinguished and terminated.

9. As security for the Loan Obligations, Lenders are hereby granted a valid, binding, enforceable, perfected and continuing first-priority Lien (the "**Secured Liens**") in all of Debtors' right, title and interest in the Collateral.

10. In addition to the Secured Liens and other protections in favor of Lenders set forth in this Order, the Loan Obligations shall constitute allowed superpriority administrative claims in accordance with the provisions of Bankruptcy Code section 364(c)(1) over all administrative expenses in the Bankruptcy Cases of the kind specified in the Bankruptcy Code, including, without limitation, Bankruptcy Code sections 105(a), 326, 328, 330, 331, 503(b), 506(c), 507, 546(c), 726 and 1114 ("**Superpriority Claims**"). Except as permitted pursuant to the Loan Documents, no costs or administrative expenses which have been or may be incurred in the Bankruptcy Cases, in any conversion of the Bankruptcy Cases pursuant to Bankruptcy Code section 1112 or otherwise or in any dismissed case, or in any other proceeding related to any of the foregoing, and no priority claims, including, without limitation, any other Superpriority Claims, are or shall be prior to, or on a parity with, (i) the claims of Lenders arising out of the Loan Obligations or any provision of this Order or (ii) the Secured Liens.

11. The Loan Obligations shall become due and payable on the Maturity Date, as provided in the Credit Agreement.

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133091.01600/40186890v.2

12. Debtors shall use the proceeds of the Credit Facility and its other available funds, including Cash Collateral, solely as provided in the Loan Documents.

13. The Debtors shall repay any outstanding portion of the Credit Facility, in full, to the Lenders in immediately available funds on the Maturity Date, which is the earliest of (i) October 31, 2011, (ii) the date of acceleration of any outstanding portion of the Credit Facility; (iii) conversion of any of Debtors' chapter 11 cases to a case under chapter 7 of the Bankruptcy Code unless otherwise consented to in writing by the Lenders; (iv) dismissal of any of the Debtors' chapter 11 cases unless otherwise consented to in writing by the Lenders; and (v) confirmation of a Plan of Reorganization or liquidation, except to the extent that the proposed treatment of the Credit Facility in the Plan of Reorganization is acceptable to the Lender.

14. Notwithstanding anything to the contrary herein, the Loan Fee is hereby approved in accordance with the Credit Agreement and shall be payable solely from the Litigation Proceeds. The Debtors' estates obligation to pay the Loan Fee shall survive prepayment or payment of the Note and other Obligations under the Credit Agreement.

15. So long as the Obligations (as defined under the Credit Agreement) are outstanding, the happening of any Event of Default, as such term is defined in Article VII of the Credit Agreement, and during the continuance of any Event of Default, without further order of, application to, or action by, this Court, the Lenders: (a) may by notice to the Debtors declare that all the Lenders' portion of the Commitment be terminated, whereupon any and all obligations of the Lenders to make a portion of the Loan shall immediately terminate; and (b) may by notice to the Debtors, declare the Loan, all Basic Interest and Default Interest owed thereon and all other amounts and Obligations payable under the Credit Agreement in respect thereof to be forthwith due and payable, whereupon the Loan, all such interest and all such amounts and Obligations,

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133091.01600/40186890v.2

to or in lieu of financing statements, notices of liens and security interests and other similar documents, in the discretion of Lenders, and all filing offices are hereby directed to accept such certified copy of this Order for filing and recording. The automatic stay is modified to the extent necessary to implement the terms of this Order. The 10 day stay under Bankruptcy Rule 6004 is hereby waived.

17. The provisions of this Order shall be binding upon all parties in interest in the Bankruptcy Cases and their respective successors and assigns (including any other chapter 11 or chapter 7 trustee, or monitor, examiner or fiduciary, hereinafter appointed in the Bankruptcy Cases or in the context of any conversion or dismissal thereof) and inure to the benefit of Lenders, Debtor, and their respective successors and assigns; provided, however, that Lenders shall have no obligation to extend any financing to any other chapter 11 trustee or chapter 7 trustee or similar responsible person appointed in the Bankruptcy Cases.

18. Any plan of reorganization or liquidation filed in the Bankruptcy Cases (including, but not limited to, any amendment or modification of a plan of reorganization or liquidation, whether before or after confirmation) shall provide for payment and performance in full of all of the Loan Obligations in accordance with the terms of the Loan Documents and this Order. Nothing in the Loan Documents or this Order shall be construed as a consent by Lenders to, or an approval by Lenders of, the terms of any plan of reorganization or liquidation or any amendment or modification thereto.

19. Other than as expressly set forth herein, no rights are created hereunder for the benefit of any third party, any creditor, or any direct, indirect or incidental beneficiary.

20. Except where expressly indicated in this Order to the contrary, in the event there

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133091.01600/40186890v.2

is any irreconcilable inconsistency between the provisions of this Order and the Credit Agreement, the provisions of this Order shall govern.

21. At all times, this Court will retain exclusive jurisdiction to enforce and interpret this Order and the Loan Documents, including, without limitation, the enforcement of (i) the Secured Liens, (ii) Lenders' Superpriority Claims and (iii) the other rights and protections afforded to Lenders under this Order or under the other Loan Documents.

22. This Order shall constitute findings of fact and conclusions of law and shall take effect immediately upon execution hereof.

Dated: March 5, 2010

SO ORDERED:

UNITED STATES BANKRUPTCY JUDGE

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133091.01600/40186890v.2

EXHIBIT “D”
NOTE

PROMISSORY NOTE

Up To $2,000,000.00	March 5, 2010

For value received, the Borrower promises and agrees to pay to the order of the Lender, in lawful money of the United States of America, that portion of the principal sum of up to Two Million and 00/100 Dollars ($2,000,000.00) set forth on Exhibit “A” hereto, or so much thereof as may be outstanding under the Credit Agreement, as defined herein, together with Basic Interest and other interest on the unpaid outstanding balance owing thereunder at the rate or rates or in the amounts computed in accordance with the Credit Agreement, together with all other amounts due Lender under this Note and under the Credit Agreement, all payable in the manner and at the time or times provided herein and in the Credit Agreement.

1.           Definitions.  Except as otherwise defined herein, each of the capitalized terms appearing in this Note shall have the meaning ascribed or given to it in that certain Secured Super-Priority Credit Agreement, of even date herewith, executed by and among the Borrower and [________________________] (the “Credit Agreement”).  This provision shall apply to all terms capitalized terms appearing hereinabove and hereinbelow.

2.           Loan.  The Lender shall make a portion of the Loan set forth on Exhibit “A” hereto  in accordance, subject to, and in the manner set forth in terms and conditions of the Credit Agreement, the aggregate amount of which Loan shall not exceed Two Million and 00/100 Dollars ($2,000,000.00).

3.           Interest Rate/Maturity Date.  From the date set forth on the face of this Note above through the Maturity Date, the outstanding balance of the Loan and of any other amounts due hereunder (other than the Loan Fee and including any amounts added to principal under the Loan Documents) shall bear interest at the Basic Rate of interest per annum.  Any amounts owed hereunder and not repaid on the Maturity Date shall thereafter bear interest and shall be subject to the late charges set forth in Section 2.05 of the Credit Agreement.

4.           Payment of Loan Fee/Loan Fee Maturity Date.  The Borrower shall pay Lender’s proportionate share of the Loan Fee to the Lender on the Loan Fee Maturity Date.  Lender’s proportionate share of the Loan Fee is equal to the total amount of the Loan Fee owed hereunder and under the Credit Agreement, multiplied by a fraction, the numerator of which is Lender’s portion of the Loan disbursed to the Borrower under the Credit Agreement, and the denominator of which is the total amount of the Loan disbursed to the Borrower under the Loan Documents and under duplicate originals of the Loan Documents executed by Lenders other than the Lender and the Borrower in accordance with the Credit Agreement.  Any portion of the Loan Fee owed but not paid to the Lender on the Loan Fee Maturity Date shall bear interest at and shall be subject to the late charges set forth in Section 2.05 of the Credit Agreement.  No Basic Interest or other interest shall accrue on the Loan Fee prior to the Loan Fee Maturity Date.

1

5.           Payments on Loan.  The Borrower shall also make payments of the amount owed hereunder from Core Asset Sales, as more fully set forth in the Credit Agreement.

6.           Maturity Date/Loan Fee Maturity Date/Payments Made by Wire.  Unless extended in writing by the Lender, and if not sooner due and payable in accordance with the Credit Agreement, the Borrower shall pay to the Lender all principal and other amounts due and unpaid hereunder and under the Credit Agreement on the Maturity Date and shall pay the Loan Fee on the Loan Fee Maturity Date.  Unless otherwise specified in writing by the Lender, all payments hereunder shall be paid to the Lender by wire transfer in immediately available funds to the following account:

[INSERT ACCOUNT NUMBER AND ABA ROUTING NUMBER]

7.           Default/Acceleration/Interest at Default Rate/Remedies.  If any of the following events occurs:

(a)           the Borrower fails to make payment of any amount due hereunder within five (5) days after the same becomes due and payable;

(b)           any violation or breach of any provision of this Note (other than those listed in Subsections 6(a) and (b) hereof, each of which has shorter or no time period, respectively, for curing such defaults or breaches, and which do not require any written notice thereof to the Borrower) or of any other Loan Document, and if such Event of Default, breach or default does not involve the payment of a monetary obligation contained herein or in any of the other Loan Documents; or

(c)           any default by the Borrower in the payment or performance of any obligation, or any Event of Default or any breach of or default under the terms of any contract or instrument (other than any of the Loan Documents) pursuant to which the Borrower has incurred any Indebtedness under Section 364 of the Bankruptcy Code, including the Lender, and that results in the acceleration of the payment of such Indebtedness or obligation, then the default and remedies provisions set forth in the Credit Agreement, including, without limitation Article VII of the Credit Agreement, shall apply with respect to the Lender’s rights and remedies, which is not intended to otherwise limit the Lender’s other rights and remedies under Applicable Law.

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8.           Limitation of Interest Rate.  If any interest is contracted for, charged or received under this Note or the Credit Agreement, or if all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under this Note or the Credit Agreement on the principal balance shall exceed the maximum amount of interest permitted by applicable law, then in such event: (a) the provisions of this paragraph shall govern and control; (b) neither the Borrower nor any other Person now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by Applicable Law;  (c) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to the Borrower, at the option of the Lender; and  (d) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under Applicable Law as now or hereafter construed by the courts having jurisdiction thereof.  It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Note or any other Loan Document that are made for the purpose of determining whether such interest rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by Applicable Law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the Indebtedness evidenced hereby, all interest at any time contracted for, charged or received from the Borrower or otherwise by the Lender in connection with such Indebtedness; provided, however, that if any Applicable Law is amended or the law of the United States of America preempts any Applicable Law, so that it becomes lawful for the Lender to receive a greater interest per annum rate than is presently allowed, the Borrower agrees that, on the effective date of such amendment or preemption, as the case may be, the lawful maximum hereunder shall be increased to the maximum interest per annum rate allowed by the amended state law or the law of the United States of America.

9.           Credit Agreement/Collateral.  This Note evidences all advances made, interest due and all amounts otherwise owed to Lender under the Credit Agreement, and all amounts due under the Credit Agreement and the other Loan Documents are hereby incorporated herein and are due hereunder.  This Note is executed in conjunction with the Credit Agreement and is secured by the liens and security interests created under the Loan Documents.  Reference is made to the Credit Agreement for provisions relating to repayment of the indebtedness evidenced by this Note, including mandatory repayment, acceleration following default, late charges, default rate of interest, limitations on interest, restrictions on prepayment, and participation interest (if any).  In addition, the Lender and the other Lenders shall enter into the Collateral Agent Agreement under which the Lender shall act as Agent in accordance with the terms thereof.

10.         Governing Law.  This Note has been executed and delivered in and shall be construed in accordance with and governed by the laws of the State of Delaware and of the United States of America.

11.         Waiver of Jury Trial.  THE BORROWER HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS NOTE, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN BORROWER AND LENDER RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN LENDER AND BORROWER.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.)  THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTE, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION.  IN THE EVENT OF LITIGATION, THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

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12.         Entire Agreement.  This Note and the Credit Agreement and the other Loan Documents constitute the entire agreement of the Borrower and the Lender with respect to the subject matter hereof and supersedes all prior understandings, agreements and representations, express or implied.

13.         No Waiver.  No delay or failure or forbearance or other act of commission or omission on the part of the Lender in exercising any rights under this Note or the other Loan Documents on default by the Borrower including, without limitation, the Lender’s right to accelerate, nor reinstatement of this Note by the Lender after such exercise, shall operate as a waiver of the Lender’s right to exercise such right or of any other right under this Note or the other Loan Documents, or as a release of the Borrower, for the same default or any other default, except to the extent such waiver is in writing and signed by the Lender and then only to the extent specifically set forth in writing.

14.         Modification.  No variation or modification of this Note, or any waiver of any of its provisions or conditions, shall be valid, unless in writing and signed by an authorized representative of the Borrower and the Lender.  Any such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.

15.         Assignment.  The Borrower may not delegate or assign its duties or obligations under this Note without the Lender’s prior written consent, which the Lender may grant or withhold in its sole discretion; provided, however, that no permitted delegation or assignment of such duties or obligations shall release the Borrower or any guarantor, endorser or surety from any duty or obligations under this Note or the other Loan Documents.  The Lender shall have the right to sell, assign, encumber, hypothecate, pledge or otherwise transfer or alienate this Note, either in part or in its entirety, and all or any portion of the Collateral securing repayment of the amount due hereunder, without the consent of the Borrower or the consent of any guarantor, endorser or surety.

16.         Binding Effect.  Subject to the immediately preceding paragraph, this Note and all of the covenants, promises and agreements contained in it shall be binding on and inure to the benefit of the respective legal and personal representatives, devises, heirs, successors and assigns of the Borrower and the Lender, provided, however, that the Trustee shall have no personal liability and is liable only in his capacity as Trustee.

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17.         Attorney’s Fees/Costs.  The Borrower agrees to promptly reimburse the Lender all costs and expenses, including reasonable accountant and attorneys’ fees, paid or incurred by the Lender in connection with the collection or enforcement of this Note or the other Loan Documents, including defending the priority of such instrument or as a result of foreclosure against any of the collateral or obtaining a deed in lieu of foreclosure or conducting a trustee sale.

18.         Severability.  Any provision in this Note or the Credit Agreement or the other Loan Documents that is in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.  Should any provision of this Note be deemed invalid or unenforceable under applicable law, all of the remaining provisions shall remain unchanged and in full force and effect.

19.         Consistency with Credit Agreement.  In the event of any inconsistency or contradiction in terms between those contained in this Note and those set forth in the Credit Agreement, the terms of the Credit Agreement shall control and govern such inconsistency or contradiction.

Executed as of the date first written above.

BORROWER:

/s/ Edward N. Cahn
EDWARD N. CAHN, Solely in His Capacity as Trustee of the Bankruptcy Estates of The SCO Group, Inc. and SCO Operations, Inc., both Delaware corporations

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EXHIBIT “E”
LIST AND FORM OF SECURITY DOCUMENTS

SECURITY AND PLEDGE AGREEMENT

THIS SECURITY AND PLEDGE AGREEMENT (this “Security Agreement”)  is made and entered into as of this 5th day of March, 2010, by and among the Bankruptcy Estates of The SCO Group, Inc., a Delaware corporation (“SCO Group”), and SCO Operations, Inc., a Delaware corporation (“SCO Operations”) (SCO Group and SCO Operations are sometimes collectively referred to herein as “SCO”),  by and through Edward N. Cahn, solely in his capacity as Chapter 11 trustee for the Bankruptcy Estates of SCO (collectively, “Debtor”), and ______________________ (“Secured Party”).

RECITALS:

A.          Secured Party, and Debtor have entered into that certain Secured Super-Priority Credit Agreement, of even date herewith (the “Credit Agreement”), in connection with Secured Party’s making of a portion of a loan in the amount of up to $2,000,000.00 to Debtor (the “Loan”).

B.           The provisions of the Credit Agreement require that Debtor execute certain documents, including this Security Agreement, which provides for a lien and security interest in favor of the Secured Party in certain of the assets and properties of the Debtor, whether now owned or hereafter acquired, as security for the Loan.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor and Secured Party agree as follows:

1.

DEFINITIONS

Definitions.  Except as otherwise defined herein, each of the capitalized terms appearing in this Agreement shall have the meaning ascribed or given to it in that certain Secured Super-Priority Credit Agreement, of even date herewith, executed by and among the Borrower and Secured Party, as one of the Lenders (the “Credit Agreement”).  This provision shall apply to all capitalized terms appearing hereinabove and hereinbelow.  In addition, unless otherwise defined herein or in the Credit Agreement, each term used herein and defined in the Uniform Commercial Code as enacted in the State of Delaware (“UCC”) shall have the meaning given to such term in the UCC.  Each of the Lenders has entered into a duplicate original of the Credit Agreement with Borrower.

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2.

GRANT OF SECURITY INTEREST

a.           Debtor, for consideration and to secure the Secured Obligations (as defined herein), hereby grants to Secured Party a first lien and a continuing security interest (subject only to Permitted Encumbrances, as defined herein) in all of Debtor’s right, title and interest in all of the following assets and properties of Debtor, tangible and intangible, whether now owned or hereafter acquired, together with all additions, substitutions, and proceeds therefrom or arising out of the rights reflected therein, and all renewals, amendments, substitutions, and replacements of all or any part thereof collectively, (“Collateral”):

i.           Inventory.  All inventory in all of its forms, wherever located, including but not limited to: (i) all raw materials and work in process therefor, finished goods thereof, and materials used or consumed in the manufacture or production thereof; (ii) goods which are returned to or repossessed by Debtor; (iii) all supplies and personal property now owned or hereafter acquired and held for sale or lease or furnished or to be furnished under contracts of service or used or consumed in Debtor’s business (including without limitation, packaging and/or shipping materials); and (iv) all additions and accessions thereto, and substitutions therefor and products thereof and documents therefor, and all documents of title issued in respect of any of the foregoing, whether negotiable or non-negotiable, and including, without limitation, all warehouse receipts, and all other goods which constitute “inventory” (as defined in the UCC) (collectively, the “Inventory”).

ii.          Accounts and Rights.  All accounts, notes, drafts, acceptances, letters of credit, chattel paper, instruments, documents, and other obligations of any kind, now or hereafter existing, arising in connection with the sale or lease of goods, including without limitation the Inventory, or the rendering of services, and all rights now or hereafter existing in and to all security agreements, mortgages, deeds of trust, collateral assignments, leases, and other contracts securing or otherwise relating to any such accounts, notes, drafts, acceptances, chattel paper, instruments, documents, and all other items which constitute “accounts” (as defined in the UCC) (collectively, the “Accounts”).

iii.         Equipment and Fixtures.  All equipment and fixtures, in all forms, wherever located, and all machinery, furnishings, appliances, leasehold improvements, vehicles, aircraft, trade fixtures, chattels and motor vehicles, including without limitation equipment processing, fabricating, production and other equipment, together with all increases, parts, fittings, accessories, special tools and accessions now or hereafter attached thereto or used in connection with, and any and all replacements of or substitutions for all or any part of the foregoing.

iv.         General Intangibles.  All general intangibles, including, but not limited to, all bank deposit accounts, customer deposit accounts, deposits, rights related to prepaid expenses, negotiable or non-negotiable instruments, chattel paper, Securities Collateral not constituting Investment Property (as defined below), payment intangibles, choses in action, causes of action, equity and patronage rights in cooperatives, and all other intangible personal property of every kind and nature (other than Accounts), including without limitation, corporate or other business records, intellectual property, inventions, designs, patents, patent applications, copyrights, trademarks, trade names, trade secrets, goodwill, registrations, licenses, permits, and all franchises, customer lists, tax refunds, tax refund claims, miscellaneous rights to payment, rights and claims against carriers and shippers, leases, rights to indemnification, government subsidies, set asides, diversions, deficiencies or disaster payments or payments in kind, government benefits, or any such payments received from the government or from any other source for participation in any government program, manure spreading licenses, easements and agreements, environmental permits, waster disposal permits, brands and brand registrations, water rights (including without limitation, water stock, ditch rights, well permits, water permits, applications and the like), storage agreements or contracts, leasehold interests in real and personal property and any security interests or other security held by or granted to Debtor to secure payment by any account debtor of any of the Accounts, and any other “general intangibles” (as defined in the UCC), and all other intangible personal property of every kind and nature.

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v.          Investment Property.  All investment property, as defined in Article 9 of the UCC (“Investment Property”), including, without limitation, all securities accounts and all certificated and uncertificated securities (“Securities”) and all options, warrants or other rights to purchase the Securities, and any and all substitutions to or for the Securities from time to time, including any new, substituted or additional shares or other securities, issued by reason of any share dividend, reclassification, readjustment, split-off, split-up, or other change declared or made in the capital structure of the issuer of the Securities and all now existing and hereafter arising general intangibles of Debtor with respect to the Securities, including without limitation, all voting rights and rights to and interest in all cash and noncash dividends and all other property now or hereafter distributable on account of or receivable with respect to any of the foregoing, and the proceeds, products, and accessions of and to any of the foregoing.

vi.         Bank Accounts.  All bank accounts and investment accounts of Debtor.

vii.        Insurance.  All right, title and interest of Debtor under any policies of insurance.

viii.       Books and Records.  All books, records, customer lists, supplier lists, ledgers, evidences of shipping, invoices, purchase orders, sales orders, and other evidences of Debtor’s business records, including all cabinets, drawers, and other containers that may hold the same, and computer records, lists, and software programs, wherever located.

ix.         Commercial Tort Claims.  (i) The SCO Group, Inc., by and through Edward N. Cahn, Chapter 11 Trustee, v. Novell, Inc., Case No. 2:04cv00139, pending in the United States District Court for the District of Utah; and (ii) the SCO Group, Inc. v. International Business Machines Corporation, Case No. 2:03cv00294, pending in the United States District Court for the District of Utah (the foregoing cases are collectively defined herein as the “Litigation.”

x.          Litigation Proceeds.  All of the Litigation Proceeds.

xi.         Payment Intangibles.  All right, title and interest of Debtor (in each case, whether now or hereafter existing, owned, arising, or acquired) in and to a payment intangible (as defined in the UCC), and (whether or not included in such definition) a General Intangible under which the account debtor’s principal obligation is a monetary obligation, including without limitation any judgments, settlements, or other rights to payment or any proceeds therefrom.

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xii.           Products and Proceeds.  All products and proceeds of any and all of the foregoing, including, but not limited to, proceeds which constitute property of the types described in the foregoing paragraphs of this Section 2 and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing; provided, however, notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, no lien or security interest is hereby granted on or created in any Excluded Property (as defined below) and the Collateral shall not include any Excluded Property.  “Excluded Property” means, collectively, (1) any voting stock (or other voting equity interests) in excess of 65% of the outstanding voting stock (or other voting equity interests) of any foreign Subsidiary, (2) any claims or causes of action of the Estates under Chapter 5 of the Bankruptcy Code and the proceeds thereof, (3) any property that is, as of the date of this Agreement, the subject of a pending sale motion by Debtor before the Bankruptcy Court, and (4) Non-Core Assets.

3.

SECURED OBLIGATIONS

This Security Agreement shall secure the payment and performance of all obligations of Debtor to Secured Party arising under the Note and the Loan Documents pursuant to which Debtor has agreed to: (i) the due and punctual payment, in lawful money of the United States, of all amounts owing under the Credit Agreement, the Notes, and any other Loan Documents, including principal, interest, fees, costs, reimbursements, and all other obligations under any of the Loan Documents, as and when any of the foregoing shall become due and payable in accordance with the terms thereof at stated maturity, by acceleration, or otherwise; and (ii) the full and timely performance of any and all other obligations of every kind which is now, or may hereafter become due, whether now existing or hereafter contracted or incurred, arising under the Credit Agreement, the Note or any other Loan Document(s) (collectively, the obligations described in clauses (i) and (ii) above, the “Secured Obligations”), and extends to any renewal, refinancing, refunding, extension or modification of any Secured Obligations on one or more occasions, and to any interest that accrues on any Secured Obligations before or after the bankruptcy of Debtor.

4.

REPRESENTATIONS AND WARRANTIES

a.           Debtor represents and warrants to Secured Party as follows:

i.           Title to Collateral. Section 3.12 of the Credit Agreement is hereby incorporated herein.

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5.

COVENANTS OF DEBTOR

a.           Debtor covenants to Secured Party that:

i.           Title to Collateral.  Except for Liens permitted under the Credit Agreement (collectively, Permitted Encumbrances”), Debtor shall not create or permit the existence of any Liens against any of the Collateral.  Except with respect to Permitted Encumbrances, Debtor shall: (a) provide prompt written notice to Secured Party of any future Liens against any Collateral; (b) promptly obtain a release or discharge of any Liens; and (c) diligently defend Debtor’s and Secured Party’s interests in the Collateral.

ii.          Location of Debtor and Collateral.  Debtor will not change its chief executive office, the location of any material Collateral, or the location of its material books and records without giving at least thirty (30) days’ prior written notice to Secured Party and furnishing Secured Party with such documents as Secured Party may request pursuant to Section 5.12 hereof prior to taking any such action.

iii.         Inspection of Collateral.  Upon Secured Party’s request and, absent the existence of an Event of Default, at Secured Party’s cost and expense, Debtor shall at all reasonable times and upon reasonable advance written notice allow Secured Party or persons designated by Secured Party to:  (a) examine the Collateral, wherever located, (b) examine and make extracts or copies from Debtor’s books and records; and (c) discuss Debtor’s affairs, finances, operations, and accounts with its respective officers, directors, employees, and independent certified public accountants.

iv.         Transfers, Dispositions and Encumbrances.  Debtor will not sell, assign or transfer or otherwise dispose of any of the Collateral, except as expressly permitted by the Credit Agreement.

v.          Compliance with Laws.  Debtor shall not use the Collateral in violation of any applicable statutes, regulations or ordinances, except for violations which would not have a Material Adverse Effect.

vi.         Further Assurances.  Section 5.07 of the Credit Agreement is hereby incorporated herein.  Notwithstanding anything to the contrary contained in Section 5.07 of the Credit Agreement or elsewhere in the Loan Documents, Debtor shall not be required to enter into any control or similar agreements with respect to any deposit or other accounts.

6.

EVENTS OF DEFAULT

Each of the Events of Default listed in the Credit Agreement shall constitute an Event of Default hereunder.

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7.

RIGHTS AND REMEDIES OF SECURED PARTY

In addition to the remedies outlined and provided for in the Credit Agreement, Secured Party shall have the following remedies upon the occurrence and during the continuance of any Event of Default:

a.           Insurance.  If any loss, damage or injury occurs to any insured Collateral, Secured Party may, at its option, apply the proceeds of any policy of insurance insuring such Collateral to the payment of any of the Secured Obligations, or may apply such proceeds to the repair or replacement of such Collateral pursuant to such disbursement procedures and conditions as Secured Party may reasonably require.  Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, in the event of loss, damage or injury to any insured Collateral, Secured Party shall make the proceeds of any policy of insurance insuring such Collateral available to Debtor for the purpose of repairing or replacing such Collateral; provided, that the disbursement of such proceeds to Debtor shall be subject to such disbursement procedures and conditions as Secured Party may reasonably require.

b.           General.  Upon the occurrence and during the continuance of an Event of Default and at any time thereafter, Secured Party may declare the Secured Obligations immediately due and payable, and Secured Party shall have all the rights and remedies of a secured party under Article 9 of the UCC or other Applicable Law and all the rights provided herein, in the Credit Agreement, or in any other Loan Document, all of which rights and remedies shall, to the full extent permitted by law, be cumulative.

c.           Right of Secured Party to Take Possession and Dispose of Collateral.  Upon the occurrence of an Event of Default that is continuing, Secured Party shall also have the right to:

i.           take possession of the Collateral and enter upon the premises on which the Collateral or any part thereof may be situated and remove the Collateral from those premises without notice to Debtor, and thereafter to hold, store, and/or use, operate, manage, and control the Collateral and do all things Secured Party shall deem necessary or appropriate in the preparation, marketing and disposition thereof, including, but not limited to, caring for, protecting, storing, transporting and otherwise placing in marketable condition any of the Collateral;

ii.          without charge, use or occupy the premises of Debtor or premises under Debtor’s control and exercise all rights of Debtor under any leases or subleases covering such premises;

iii.         require Debtor to deliver the Collateral to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties;

iv.         without charge, use any patent, trademark, trade name, or other intellectual property or technical process owned (or, to the extent permitted under the applicable license, licensed) by Debtor in connection with any of the Collateral; and

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v.          sell, lease or otherwise dispose of any or all of the Collateral in its then present condition or following any commercially reasonable preparation or processing thereof, whether by public or private sale, for cash, on credit or otherwise, with or without representations or warranties, and upon such commercially reasonable terms as may be acceptable to Secured Party, and Secured Party may purchase the Collateral at any public sale or at any private sale where the Collateral being sold is of a type customarily sold on a recognized market or of a type which is the subject of widely distributed standard price quotations

Debtor authorizes Secured Party to enter upon its premises for all of these purposes and hereby waives any claim of trespass and any right to payment as a result of such entry upon or such use of the premises.

d.           Notice of Disposition of Collateral.  Upon the occurrence of an Event of Default that is continuing, unless the Collateral is perishable or threatens to decline speedily in value, Secured Party will give notice to Debtor of any public sale or of the time after which any private sale or other intended disposition is to be made by Secured Party with respect to any Collateral which is subject to Article 9 of the UCC at the address for Debtor specified above, or such other address as may from time to time be shown on Secured Party’s records, at least ten (10) days prior to such action.  Any such notice shall be deemed to meet any requirement hereunder or under any applicable law (including, without limitation, the UCC) that reasonable notification be given of the time and place of such sale or other disposition or the time after which such sale or other disposition may occur.  Debtor consents and agrees that, in addition to the other rights and remedies provided to Secured Party in this Article 7, Secured Party may, in lieu of, or prior to, selling the Collateral at public or private sale, retain any payments received on account of any of the Collateral and apply the same to amounts owing under the Secured Obligations until such time as the Secured Obligations have been paid in full.

e.           Right of Secured Party to Use and Operate Collateral.  Upon the occurrence of an Event of Default that is continuing:

i.           Upon exercise of Secured Party’s right to take possession of the Collateral, Secured Party may, from time to time, make all repairs, replacements, alterations, additions, and improvements to any of the Collateral that Secured Party deems proper.  Debtor shall reimburse Secured Party on demand for any reasonable expenses incurred by Secured Party pursuant to the foregoing authorization and any such unreimbursed expenses shall constitute amounts owing under the Secured Obligations for all purposes under this Security Agreement.

ii.          Secured Party shall have the right to operate, manage and control the Collateral and to carry on Debtor’s business and to exercise all rights and powers of Debtor in respect of the Collateral as Secured Party sees fit, including the right to enter into agreements with respect to the Collateral or any part thereof; and Secured Party shall be entitled to collect and receive all rents, issues, profits, fees, revenues, and other income of the Collateral and every part thereof.  Such rents, issues, profits, fees, revenues, and other income shall be applied to pay the expenses of holding and operating the Collateral and of conducting the business thereof and of all maintenance, repairs, replacements, processing, alterations, additions, and improvements, and to make all payments which Secured Party may be required or may reasonably elect to make, if any, for taxes, assessments, insurance, and other charges upon the Collateral or any part thereof, and all other payments which Secured Party may be required or authorized to make under any provision of this Security Agreement (including reasonable attorneys’ fees and expenses). The remainder of such rents, issues, profits, fees, revenues, and other income shall be applied to the payment of the Secured Obligations as provided by law.

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f.           Collection of Accounts.  Upon the occurrence of any Event of Default that is continuing:

i.           Debtor shall provide promptly to Secured Party such reports, certificates, lists of account debtors (showing names, addresses and amounts owing), invoices applicable to each account, and other data concerning Debtor’s accounts, contracts, collections and other matters as Secured Party may from time to time request.

ii.          Secured Party shall have the right at any time and from time to time, without notice, to: (i) notify account debtors that their accounts, chattel paper or the general intangible on which they are obligated have been assigned to Secured Party; (ii) advise account debtors of Secured Party’s security interest and/or instruct account debtors to make payments directly to Secured Party; (iii) charge to any investment or other account (excluding escrow accounts) of Debtor with or controlled by Secured Party any item of payment received by Secured Party which is dishonored by the drawee or maker thereof; (iv) endorse all items of payment made payable to Debtor which may come into the possession of Secured Party; (v) collect all accounts in the name of Secured Party or in Debtor’s name, and take control of any cash or non-cash proceeds of accounts and of any returned or repossessed goods; (vi) compromise, extend or renew the amount owing on any account or deal with any account as Secured Party may deem advisable; and (vii) make exchanges, substitutions or surrenders of collateral for any account.

iii.         Once any or all account debtors have been notified, whether by Debtor or Secured Party, to make payment directly to Secured Party, all amounts and proceeds received by Debtor in respect of such accounts shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Debtor, and shall be immediately paid over to Secured Party in the same form as so received.  Such actions and the application of any such amounts to the Secured Obligations shall not be deemed to constitute retention in satisfaction of the Secured Obligations under the UCC and any comparable provision of the UCC as enacted in any other state where the Collateral is located.

g.           Rights of Secured Party With Respect to the Securities Collateral.  Upon the occurrence of any Event of Default that is continuing:

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i.           Secured Party, in its discretion, and without notice to Debtor, may take any one or more of the following actions without liability except to account for property actually received by it: (i) transfer to or register in its name or the name of its nominee any stock certificates or any other evidence of the Securities Collateral, with or without indication of the security interest herein created, and whether or not so transferred or registered, receive the income, dividends and other distributions thereon and apply them to the Secured Obligations in any order of priority; (ii) exercise or cause to be exercised all voting and corporate powers with respect to any of the Securities Collateral so registered or transferred, including: (A) all rights to call or require shareholders/partners/members meetings and to remove or elect directors/managing partners/managers, as applicable; and (B) all rights of proxy appointments, conversion, exchange, subscription or any other rights, privileges or options pertaining to such Securities Collateral, as if the absolute owner thereof; (iii) exchange any of the Securities Collateral for other property upon a reorganization, recapitalization, reclassification or other readjustment and, in connection therewith, deposit any of the Securities Collateral with any depository upon such terms as Secured Party may determine; and (iv) in its name or in the name of Debtor, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Securities Collateral, and Secured Party further shall have the right at any time to sign and endorse the name of Debtor upon any stock certificate, stock power, check, draft, money order, or any other documents of title or evidences of payment with respect to the Securities Collateral, in the name of Debtor, it being the intention of Debtor to grant to Secured Party the right to sell any portion or all of the Securities Collateral and the proceeds therefrom, upon the occurrence and during the continuance of an Event of Default hereunder.

ii.           If Secured Party in good faith believes that the Securities Act of 1933 (“Act”) or any other state or federal law prohibits or restricts the manner of sale or distribution of any of the Securities Collateral, Secured Party may sell such Securities Collateral privately or in any other manner deemed advisable by Secured Party at such price or prices as Secured Party determines in its reasonable discretion.  Debtor recognizes that such prohibition or restriction may cause the Securities Collateral to have less value than it otherwise would have and that, consequently, such sale or disposition by Secured Party may result in a lower sales price than if the sale were otherwise held. Secured Party may sell the Securities Collateral in one or more sales or parcels, for cash, credit or future delivery, and with or without the use of a broker, as Secured Party may deem advisable.  Secured Party may be the purchaser of any or all of the Securities Collateral to the extent permitted by law.  In no event shall Debtor be required to register the Securities Collateral.

8.

GENERAL PROVISIONS

a.           Amendment, Modification, and Waiver.  Section 8.07 of the Credit Agreement is hereby incorporated herein.

b.           Consistency with Credit Agreement and Order.  In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of the Credit Agreement or the Order, the terms and conditions of the Credit Agreement or the Order, as applicable, shall supersede and control in all respects; provided, however, that as among this Agreement, the Credit Agreement, the other Loan Documents and the Order, the Order shall govern in all respects.

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c.           Costs and Attorneys’ Fees.  Debtor will, upon demand, pay to Secured Party the amount of any and all reasonable out of pocket expenses, including the reasonable attorneys’ fees and expenses of counsel for Secured Party, and of any experts and agents which Secured Party may incur in connection with: (a) the administration of this Security Agreement upon the occurrence and during the continuance of an Event of Default; (b) the collection, retaking, storage, custody, preservation, use or operation of, preparing for sale, selling or other disposition and delivery, collection from, or other realization upon, any of the Collateral upon the occurrence and during the continuance of an Event of Default; (c) the exercise or enforcement of any of the rights of Secured Party hereunder; or (d) the failure by Debtor to perform or observe any of the provisions hereof.

d.           Revival of Obligations.  To the extent Debtor or any third party makes a payment or payments to Secured Party, and to the extent that the Secured Party enforces its security interest or exercises any right of setoff, and such payment or payments or the proceeds thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, and/or required to be repaid to a trustee, receiver, or any other party under any bankruptcy, insolvency or other law or in equity, then, to the extent of such recovery, the Secured Obligations or any part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment or payments had not been made, or such enforcement or setoff had not occurred.

e.           Performance by Secured Party.  If Debtor shall at any time fail to pay or perform punctually any of its duties hereunder, Secured Party may, at its option and upon reasonable notice to Debtor, without obligation and without waiving or diminishing any of its other rights or remedies hereunder, fully perform or discharge any of such duties.  All reasonable out of pocket costs and expenses incurred by Secured Party in connection therewith, together with interest thereon at the Default Interest Rate set forth in the Credit Agreement shall become part of the Secured Obligations and be paid by Debtor upon demand.

f.            Power of Attorney.  Secured Party is hereby appointed Debtor’s attorney-in-fact, with full power of substitution, at Secured Party’s option and Debtor’s expense, to do all acts and things which Secured Party may reasonably deem necessary to protect or enforce and collect on the Collateral upon the occurrence of an Event of Default hereunder that is continuing, including, without limitation:

i.           obtaining and adjusting the insurance required to be maintained under the Credit Agreement and adjusting or settling any and all such insurance and, upon any disposition of the Collateral pursuant to Section 7 of this Security Agreement, canceling any and all insurance covering such Collateral, endorsing the name of Debtor on any and all checks or drafts drawn by any insurer, whether representing payment for a loss or a return of unearned premium, and executing any and all proofs of claim and other documents or instruments of every kind required by any insurer in connection with any payment by such insurer;

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ii.          upon the occurrence of an Event of Default that is continuing, asking, demanding, collecting, suing for, recovering, compromising, receiving and giving receipts for moneys due and to become due under or in respect of any of the Collateral;

iii.         upon the occurrence of an Event of Default that is continuing, collecting and endorsing the name of Debtor in favor of Secured Party on any and all checks, drafts, money orders, notes, acceptances or other instruments of the same or a different nature, constituting, evidencing or relating to the Collateral;

iv.         upon the occurrence of an Event of Default that is continuing, receiving and opening all mail addressed to Debtor and removing therefrom any cash or non-cash items of payment constituting proceeds of the Collateral; and

v.          upon the occurrence of an Event of Default that is continuing, filing any claims or taking any action or instituting any proceedings which Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral.

The power vested in Secured Party as Debtor’s attorney-in-fact is, and shall be deemed to be, coupled with an interest and cannot be revoked.

g.           Protection of Collateral.  Secured Party shall not be required to take any steps necessary to preserve any rights in the Collateral.  Secured Party shall further be under no duty to exercise or to withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to Secured Party in this Security Agreement, and Secured Party shall not be responsible for any failure to exercise such rights, nor for its delay in so doing.  Secured Party shall be deemed to have exercised reasonable care as custodian of the Collateral if it takes such action to protect and preserve the Collateral as Debtor shall request, but failure to honor any such request shall not be deemed to be a failure by Secured Party to exercise reasonable care. The care which Secured Party gives to the safekeeping of property of like kind shall constitute reasonable care of the Collateral when in Secured Party’s possession.

h.           Additional Rights of Secured Party.  Secured Party, in its discretion, and without notice to Debtor, may take any one or more of the following actions without liability except to account for property actually received by it: (a) after the occurrence of an Event of Default, renew, extend, or otherwise change the terms and conditions of any of the Collateral; (b) take or release any other collateral as security for any of the Collateral or the Secured Obligations; and (c) add or release any guarantor, endorser, surety or other party to any of the Collateral or Secured Obligations.

i.           Binding Effect/Successors.  Sections 8.03 and 8.04 of the Credit Agreement is hereby incorporated herein.

j.           Advances.  Nothing herein contained shall be construed to obligate Secured Party to make any loans or advances to Debtor, and the sole purpose of this Security Agreement is to provide collateral security for the Secured Obligations.

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k.           Severability/Entire Agreement.  Section 8.09 of the Credit Agreement is hereby incorporated herein.

l.           Governing Law.  This Security Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, except to the extent that perfection (and the effect of perfection and non-perfection) and certain remedies may be governed by the laws of any jurisdiction other than the State of Delaware.

m.           Notices.  Section 8.01 of the Credit Agreement is hereby incorporated into this Security Agreement.

n.           Consent to Jurisdiction and Service of Process.  Section 8.14 of the Credit Agreement is hereby incorporated herein.

o.           Jury Waiver.  Section 8.10 of the Credit Agreement is hereby incorporated herein.

p.           Financing Statements.  A copy, including a photocopy, of this Security Agreement may be filed as a financing statement. Debtor authorizes Secured Party to file without the signature of Debtor (where permitted by law) one or more financing or continuation statements, and amendments thereto relative to all or any part of the Collateral, as Secured Party may deem appropriate in order to perfect or continue the perfection and priority of Secured Party’s security interest in the Collateral.

q.           Counterparts/Facsimiles.  Section 8.12 of the Credit Agreement is hereby incorporated herein.

r.           Collateral Agent Agreement.  Debtor acknowledges and agrees that Secured Party, as Agent and alone, shall have the right to enforce all Lenders’ rights relating to the Collateral under the Loan Documents and under duplicate originals of all of the Loan Documents executed by the Lenders (other than the Lender) and Debtor.

s.           Employee Carve-Out Amounts.  (a) Upon the occurrence and during the continuance of an Event of Default, payments of any amounts on account of the Secured Liens and the Superpriority Claims (in each case, as defined in the Order) shall be subject and subordinate only to payment of all accrued and unpaid wages, salaries, benefits and severance and all taxes associated therewith for employees of Debtor and the foreign Subsidiaries of Debtor (collectively, the "Employee Carve-Out Amounts"); and (b) in the event that Lenders (as defined in the Order) exercise any rights or remedies under the Loan Documents, Lenders shall deposit all collections and proceeds of Collateral into a segregated account until all Employee Carve-Out Amounts are paid in full; and (c) upon the occurrence of an Event of Default, and after notice from Agent to Debtor, Debtor shall promptly remit all amounts in excess of the Employee Carve-Out Amounts to Security Party.

t.           No Personal Liability for Trustee.  Section 8.17(a) of the Credit Agreement is incorporated herein.

u.           Releases.

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i.           At such time as the Secured Obligations (other than contingent indemnification obligations and obligations with respect to the Loan Fee) have been paid in full, the Collateral (other than the Litigation Proceeds) shall be released from the Liens created hereby, and all obligations of Debtor hereunder with respect to the Collateral (other than the Litigation Proceeds) shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral (other than the Litigation Proceeds) shall revert to Debtor.  At the request of Debtor following any such release, Secured Party shall deliver to the Debtor any Collateral (other than the Litigation Proceeds) held by Secured Party hereunder, and execute and deliver to Debtor such documents as Debtor shall reasonably request to further evidence such release.

ii.          At such time as the Loan Fee has been paid in full with respect to any Litigation, the Litigation Proceeds with respect to such Litigation shall be released from the Liens created hereby, and all obligations of Debtor hereunder with respect to such Litigation Proceeds shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to such Litigation Proceeds shall revert to Debtor.  At the request of Debtor following any such release, Secured Party shall execute and deliver to Debtor such documents as Debtor shall reasonably request to further evidence such release.

iii.         If any of the Collateral shall be sold, transferred or otherwise disposed of by Debtor in a transaction permitted by the Credit Agreement, such Collateral shall be released from the Liens created hereby, and all obligations of Debtor hereunder with respect to such Collateral shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to such Collateral shall revert to Debtor.  At the request of Debtor following any such release, Secured Party shall deliver to the Debtor any such Collateral held by Secured Party hereunder, and execute and deliver to Debtor such documents as Debtor shall reasonably request to further evidence such release.

IN WITNESS WHEREOF, the parties to this Security Agreement have executed it as of the Effective Date.

BORROWER:
Edward N. Cahn, in His Sole Capacity as Trustee of the Bankruptcy Estates of The SCO Group, Inc., a Delaware corporation and SCO Operations, Inc., a Delaware corporation

SECURED PARTY:

By:
Name:
Title:

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STOCK PLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT is made and entered into as of this 5th day of March, 2010, by and among the Bankruptcy Estates of The SCO Group, Inc., a Delaware corporation (“SCO Group”), and SCO Operations, Inc., a Delaware corporation (“SCO Operations”) (SCO Group and SCO Operations are sometimes collectively referred to herein as “SCO”),  by and through Edward N. Cahn, solely in his capacity as Chapter 11 trustee for the Bankruptcy Estates of SCO (collectively, “Pledgor”), and ______________________ (“Pledgee”).

RECITALS:

A.           Pledgee and Pledgor have entered into that certain Secured Super-Priority Credit Agreement, of even date herewith (the “Credit Agreement”), in connection with Pledgee’s making of a portion of a loan in the amount of up to $2,000,000.00 to Pledgor (the “Loan”).

B.           The provisions of the Credit Agreement require that Pledgor execute certain documents, including this Pledge Agreement, which provides for a lien and security interest in favor of the Pledgee in certain of the assets and properties of the Pledgor, whether now owned or hereafter acquired, as security for the Loan.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor and Pledgee agree as follows:

ARTICLE 1

DEFINITIONS

Definitions.  Except as otherwise defined herein, each of the capitalized terms appearing in this Agreement shall have the meaning ascribed or given to it in that certain Secured Super-Priority Credit Agreement, of even date herewith, executed by and among the Borrower and Pledgee, as one of the Lenders (the “Credit Agreement”).  This provision shall apply to all capitalized terms appearing hereinabove and hereinbelow.  In addition, unless otherwise defined herein or in the Credit Agreement, each term used herein and defined in the Uniform Commercial Code as enacted in the State of Delaware (“UCC”) shall have the meaning given to such term in the UCC.  Each of the Lenders has entered into a duplicate original of the Credit Agreement with Borrower.

ARTICLE 2

OWNERSHIP.

Pledgor is the sole owner, beneficially and of record, of the shares identified on Exhibit “A” hereto (the “Shares”), in the companies identified thereon (collectively, the “Company”).  The Shares are freely transferrable.

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ARTICLE 2

COLLATERAL FOR LOAN.

The Loan and Pledgor’s payment and performance under the Loan Documents are secured, in part, by the pledge of all of the Shares.  The Credit Agreement, the Note, and any amendments to such Note or replacements thereof, or substitutions therefor, together with any additional promissory notes issued by Pledgor in connection with the Loan to any present or future Pledgee, and any amendments thereto, replacements thereof or substitutions therefor (collectively, the “Note”); certain other security instruments; and any other agreement, document or instrument executed in connection with the Credit Agreement, and all exhibits and schedules to any such agreements, documents or instruments, are hereinafter collectively referred to as the “Loan Documents.”

ARTICLE 3

PLEDGE AND SECURITY INTEREST

SECTION 3.1       To secure the prompt and complete payment and performance when due of the Note and the other Loan Documents, Pledgor hereby pledges, assigns, delivers and transfers to Pledgee, and grants Pledgee a continuing security interest in, all of the following property and rights and interests in property (the “Share Collateral”):

(a)           all of Pledgor’s interest in the Shares;

(b)           all proceeds of any or all of the foregoing;

(c)           all rights of Pledgor to receive any indemnity, warranty or guarantee with respect to the Shares;

(d)          all additions to and replacements of the Shares and all proceeds receivable or received when any and all of the Shares are sold, collected, exchanged, or otherwise disposed whether voluntarily or involuntary; and

(e)          any additional shares at any time or from time to time after the date hereof acquired by the Pledgor in the Company (by purchase, distribution or otherwise) shall form part of the Pledged Collateral and Pledgor will, at the request of Pledgee: (i) confirm the pledge of such shares to Pledgee; and (ii) promptly take all such other actions as necessary or desirable to perfect the security interest therein under any law (including, without limitation, under the Uniform Commercial Code as enacted in the State of Utah (the “UCC”)).

ARTICLE 4

EVIDENCE OF SHARES

Pledgor shall immediately deliver to Pledgee any and all of the certificates evidencing the Shares.  The Shares shall be accompanied by, as appropriate, (a) undated, duly executed stock powers or similar instrument endorsed by Pledgor either in blank or to Pledgee in a manner which Pledgee deems satisfactory; and (b) such other instruments or documents as Pledgee shall request.

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ARTICLE 5

PLEDGOR’S REPRESENTATIONS AND WARRANTIES

SECTION 5.1        Pledgor hereby represents and warrants to Pledgee that:

(a)           Pledgor is the sole owner, beneficially and of record, of one hundred percent (100%) of all of the issued and outstanding capital stock of Company.

(b)           Section 3.12 of the Credit Agreement is hereby incorporated herein.

ARTICLE 6

PLEDGOR’S COVENANTS

SECTION 6.1        Pledgor agrees that, until such time as this Pledge Agreement shall cease to be in full force and effect according to its terms:

(a)           Defense of Collateral.  Pledgor will defend the Pledged Collateral against all claims and demands of all persons (other than Pledgee) claiming an interest in any of the Pledged Collateral and will discharge or cause to be discharged all liens on any or all of the Pledged Collateral, except for the security interest under this Pledge Agreement and Liens permitted under the Credit Agreement.

(b)           Location of Office.  Pledgor shall keep the office where it keeps its records concerning the Pledged Collateral at the address specified in Article 18; or, upon thirty (30) days’ prior written notice to Pledgee, at such other location in a jurisdiction where all actions required by Article 7 have been taken with respect to the Pledged Collateral.

(c)           Disposition of Collateral.  Except as expressly permitted under the Credit Agreement, prior to the payment in full of the Note, Pledgor shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Share Collateral; or (ii) create or suffer to exist any lien upon or with respect to any of the Pledged Collateral, except for the pledge, hypothecation and security interest created by this Pledge Agreement.

(d)           Jurisdiction of Organization.  Pledgor will cause the Company at all times to be a corporation organized under the laws of the State of Delaware.

(e)           Voting Rights.  Pledgor shall exercise any and all management, voting and other consensual rights pertaining to the Organizational Documents and the Company in a manner not in violation of the terms of this Pledge Agreement or the Note.

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(f)           Issuance of Additional Interests.  Pledgor will not authorize the issuance by the Company of any additional interests in the Company unless concurrently with such issuance all such interests are made subject to the pledge hereunder.

ARTICLE 7

CONTINUED PERFECTION OF SECURITY INTEREST

Pledgor agrees that it will not take any actions or fail to perform any of its duties or obligations under this Pledge Agreement that would cause Pledgee to cease to have a first priority perfected security interest of the Pledged Collateral.  Pledgor agrees, from time to time and at its expense, to promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that Pledgee may request in order to perfect and protect the pledge, hypothecation and security interest granted or purported to be granted hereby or to enable Pledgee to exercise and enforce its rights and remedies hereunder with respect to the Pledged Collateral.  Pledgor hereby further authorizes Pledgee to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Pledged Collateral.

ARTICLE 8

VOTING RIGHTS/DISTRIBUTIONS

SECTION 8.1        So long as no Event of Default shall have occurred and be continuing:

(a)           Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers accruing to an owner of the Shares for any purpose not in violation of the provisions of this Pledge Agreement or the Note; and

(b)           Pledgor shall be entitled to receive and retain all cash and other distributions payable in respect of the Share Collateral.

SECTION 8.2        Upon the occurrence and during the continuance of an Event of Default and delivery of written notice by Pledgee to Pledgor exercising Pledgee’s rights under this Section 8.2, all rights of Pledgor to exercise the voting and consensual rights and powers described in Section 8.1 above shall immediately cease and all such rights shall thereupon automatically become vested in Pledgee.

ARTICLE 9

PLEDGEE APPOINTED AS PLEDGOR’S

IRREVOCABLE ATTORNEY-IN-FACT

Pledgor hereby appoints Pledgee as Pledgor's attorney-in-fact with full power in Pledgor's place and stead, in Pledgor's name or its own name and at Pledgor's sole cost and expense, to execute, endorse and deliver any and all agreements, assignments, pledges, instruments and any other writings, and to take any and all other actions, which Pledgee may deem necessary or desirable to carry out the terms and effect the purposes of this Pledge Agreement and to exercise fully its rights and remedies hereunder, in each case upon the occurrence and during the continuance of an Event of Default. Pledgor hereby ratifies all that Pledgee and all its representatives shall lawfully do or cause to be done under this power of attorney, which power is coupled with an interest and shall be irrevocable until all obligations under the Loan Documents have been satisfied and this Pledge Agreement has been terminated.  Pledgee shall not exercise any of its rights under the power of attorney granted in this Article 9 until after the occurrence and during the continuance of  an Event of Default.

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ARTICLE 10

SECURITY INTEREST ABSOLUTE

SECTION 10.1               The obligations of Pledgee under this Pledge Agreement are independent of any guaranties, and a separate action or actions may be brought and prosecuted against Pledgee to enforce this Pledge Agreement, irrespective of whether any action is brought against a guarantor of the Note, or whether another party or any guarantor of the Note is joined in any such action or actions.  All rights of Pledgee and the pledge, hypothecation and security interest hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional to the extent permitted by applicable law, irrespective of:

(a)           any lack of validity or enforceability of any other agreement or instrument relating thereto;

(b)           any change in the time, manner or place of payment of or in any other term of, all or any of the Note, or any other amendment or waiver of or any consent to any departure from the Note;

(c)           any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of, or consent to departure from any guaranty, for the Note;

(d)           any manner of application of the Pledged Collateral, or proceeds thereof, to the Note, or any manner of sale or other disposition of any other collateral for the Note or any other assets of Pledgor; or

(e)           any other circumstances which might otherwise constitute a defense available to, or a discharge of, Pledgor or a third party grantor of a security interest.

ARTICLE 11

PLEDGEE’S RIGHTS TO PERFORM FOR PLEDGOR

If Pledgor shall at any time fail to perform or comply with any of its covenants and agreements hereunder, Pledgee may (but shall not be required or obligated to), upon reasonable advance written notice to Pledgor, take such action, in its own name and capacity or as Pledgor's attorney-in-fact, as Pledgee shall deem necessary or desirable to effect such performance or compliance.

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ARTICLE 12

LIMITATION OF PLEDGEE’S LIABILITY/REIMBURSEMENT OF EXPENSES

SECTION 12.1               Pledgee shall have no obligation to take, or refrain from taking, any action with respect to the Share Collateral or Pledgor's rights and interests therein.

SECTION 12.2              Pledgor shall pay or reimburse Pledgee (or cause Pledgee to be paid or reimbursed) on demand for all reasonable out of pocket costs and expenses (including without limitation reasonable attorneys' fees and legal expenses) paid or incurred by Pledgee in connection with (a) the administration of this Pledge Agreement during the existence of an Event of Default, and (b) the exercise and enforcement of any of Pledgee’s rights, powers and remedies hereunder, including without limitation its right to perform Pledgor's covenants and agreements hereunder to the extent Pledgor fails to do so.

ARTICLE 13

DEFAULTS

Each of the Events of Default listed in the Credit Agreement shall constitute an Event of Default hereunder.

ARTICLE 14

REMEDIES

In addition to the remedies outlined and provided for in the Credit Agreement, Pledgee shall have the following remedies upon the occurrence of any Event of Default:

SECTION 14.1               Upon the occurrence and during the continuance of an Event of Default:

(a)           Pledgee may, at any time and from time to time, exercise any and all rights and remedies available to it (i) hereunder, under the Note, and under any of the other Loan Documents, including without limitation those rights and remedies set out in subsections (b) through (d) of this Section 14.1, and (ii) as a secured party under the UCC and under any other applicable law or rule of law or equity.  Should Pledgee elect to proceed by action at law or in equity to foreclose its security interest in and sell any or all of the Share Collateral, Pledgor waives (to the extent permitted by law) any rights it may then have in connection therewith to require Pledgee to post bonds, sureties or collateral security or to demand possession of any such Share Collateral pending judgment therein.

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(b)           To the extent permitted by Applicable Law, Pledgee may sell, assign, transfer, endorse and deliver all, or from time to time any part, of the Share Collateral at public or private sale, over the counter or at any broker's board or securities exchange, for cash, or credit or in exchange for other property, for immediate or future delivery, without advertisement or notice (except as provided in this subsection), and for such price and on such terms as Pledgee deems appropriate, provided only that all aspects of any such disposition are commercially reasonable within the requirements of the UCC, as defined and supplemented by the standards and agreements set forth herein.  Pledgor agrees that to the extent notice of the time and place of any such public sale, or of the time after which Pledgee intends to make any such private sale or other disposition, is required under the UCC, such notice shall be deemed commercially reasonable if transmitted by any of the means described in the documents related to the Loan not less than ten (10) days prior thereto.  Pledgee shall not be obligated to effect any sale of any or all of the Share Collateral, whether or not notice thereof has been given, and may adjourn any public or private sale from time to time by announcement at the time and place fixed for such sale, and such sale may be held without further notice at the time and place to which it was so adjourned.

(c)           At any such public sale, Pledgee shall be entitled to bid for and/or purchase the Share Collateral then being sold and may pay the price thereof by credit against the amounts then outstanding under the Loan Documents.  Any purchaser of the Share Collateral (including Pledgee) shall take such item(s) free from any right or claim of Pledgor, and Pledgor hereby waives, to the extent permitted by the UCC and other applicable law, all rights of redemption and/or to any stay, exemption or appraisal which Pledgor now has or may hereafter acquire.

(d)           The proceeds of the sale or other disposition of the Pledged Collateral shall be applied first, to that part consisting of Pledgee’s reasonable out of pocket expenses (including, without limitation, reasonable attorneys' fees and legal expenses) in preparing for disposition and disposing of the Share Collateral and, to the extent not previously reimbursed by Pledgor, in administering this Pledge Agreement and exercising and enforcing its rights, powers and remedies hereunder, and second, to the satisfaction of the then-outstanding amount of the indebtedness then remaining unpaid under the Loan Documents.  Pledgee shall account to Pledgor for any surplus, and Pledgor shall remain liable to Pledgee for any deficiency until repaid in full.

ARTICLE 15

CUMULATIVE REMEDIES; NO WAIVERS BY PLEDGEE

All rights, powers and remedies of Pledgee (a) under this Pledge Agreement, the Note, and the Loan Documents; and (b) under the UCC and other applicable law, are cumulative and except as otherwise expressly provided by law or in such agreements may be exercised concurrently or in any order of succession.  Pledgee’s failure to exercise or delay in exercising any of such rights, powers and remedies shall not constitute or imply a waiver thereof, nor shall Pledgee’s single or partial exercise of any such right, power or remedy preclude its other or further exercise thereof, or the exercise of any other right, power or remedy.  Pledgee’s cure of any Default shall not constitute a waiver thereof, and its waiver of one Default shall not constitute a waiver of any subsequent Default.

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ARTICLE 16

PLEDGOR'S WAIVERS

SECTION 16.1              Pledgee’s security interest in the Share Collateral shall be absolute and unconditional regardless of the existence or occurrence of, and Pledgor expressly waives any defense or discharge that might otherwise arise from, any of the following:

(a)           any lack of validity or enforceability of this Pledge Agreement, the Note or any other of the Loan Documents or other agreements or instruments relating hereto or thereto or otherwise relating to the amounts owed; and

(b)           to the extent permitted by law, any other circumstance that might otherwise constitute a defense available to, or a discharge of, Pledgor in respect of the amounts owed or this Pledge Agreement.

ARTICLE 17

TERMINATION/RELEASE OF PLEDGED COLLATERAL

This Pledge Agreement and the security interest granted hereunder shall terminate on the date on the Note has been satisfied in full and all obligations under the Loan Documents have been fully and absolutely performed (other than contingent indemnification obligations and obligations with respect to the Loan Fee).  Pledgee shall thereupon reassign and redeliver (or cause to be reassigned and redelivered) to Pledgor or such person(s) as Pledgor shall designate in writing, against due execution and delivery by Pledgor or such person(s) of a receipt therefor reasonably satisfactory to Pledgee in form and substance, the Shares (if any) as are then held by Pledgee, together with appropriate instruments of reassignment and release.  Any such reassignment shall be without recourse to or warranty by Pledgee and at the expense of Pledgor.

ARTICLE 18

MISCELLANEOUS

SECTION 18.1           Notices.  Section 8.01 of the Credit Agreement is hereby incorporated into this Pledge Agreement.

SECTION 18.2             Binding Agreement/Assignment.  Sections 8.03 and 8.04 of the Credit Agreement is hereby incorporated herein.

SECTION 18.3             Survival.  Each of the representations and warranties shall survive the execution and delivery of this Pledge Agreement and delivery of the Pledged Collateral to the Pledgee.

SECTION 18.4             Severability.  Section 8.09 of the Credit Agreement is hereby incorporated herein.

SECTION 18.5            Governing Law.  This Pledge Agreement shall be governed by and construed in accordance with the laws of the State of Delaware to the fullest extent permitted by law, except to the extent that perfection (and the effect of perfection and non-perfection) and certain remedies may be governed by the laws of any jurisdiction other than the State of Delaware.

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SECTION 18.6             Amendments/Modification.  Section 8.07 of the Credit Agreement is hereby incorporated herein.

SECTION 18.7             Waiver of Right to Jury Trial. Section 8.10 of the Credit Agreement is hereby incorporated herein.

SECTION 18.8              Collateral Agent Agreement.  Pledgor acknowledges and agrees that Pledgee, as Agent and alone, shall have the right to enforce all Lenders’ rights relating to the Collateral under the Loan Documents and under duplicate originals of all of the Loan Documents executed by the Lenders (other than the Lender) and Pledgor.

SECTION 18.9             Counterparts/Facsimiles.  Section 8.12 of the Credit Agreement is hereby incorporated herein.

SECTION 18.10            No Personal Liability for Trustee.  Section 8.17(a) of the Credit Agreement is incorporated herein.

SECTION 18.11            Consent to Jurisdiction and Service of Process.  Section 8.14 of the Credit Agreement is hereby incorporated herein.

SECTION 18.12            Costs and Attorneys’ Fees.  Pledgor will, upon demand, pay to Pledgee the amount of any and all reasonable out of pocket expenses, including the reasonable attorneys’ fees and expenses of counsel for Pledgee, and of any experts and agents which Pledgee may incur in connection with: (a) the administration of this Pledge Agreement upon the occurrence and during the continuance of an Event of Default; (b) the collection, retaking, storage, custody, preservation, use or operation of, preparing for sale, selling or other disposition and delivery, collection from, or other realization upon, any of the Collateral upon the occurrence and during the continuance of an Event of Default; (c) the exercise or enforcement of any of the rights of Pledgee hereunder; or (d) the failure by Pledgor to perform or observe any of the provisions hereof.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, Pledgor and Pledgee duly executed this Pledge Agreement as of the date first written above.

PLEDGOR:
Edward N. Cahn, in His Sole Capacity as Trustee of the Bankruptcy Estates of The SCO Group, Inc., a Delaware corporation and SCO Operations, Inc., a Delaware corporation

PLEDGEE:

By:
Name:
Title:

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Exhibit “A”
The Shares
Company Name	State of Incorporation	Date of Articles of Incorporation	Date of By-Laws	Number of Shares	Certificate Numbers
1. SCO Operations, Inc.	Delaware
2. Me, Inc.
3. SCO Global, Inc.
4. Cattleback Intellectual Property Holdings, Inc.

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